Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 23, 2023, between Australian Oilseeds Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), EDOC Acquisition Corp., an exempted company incorporated in the Cayman Islands (“EDOC”), Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”), and Arena Investors, LP, a Delaware limited partnership, in its capacity as the purchaser (the “Purchaser”). Each of the Company, AOI, EDOC and the Purchaser shall individually be referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Company, EDOC, AOI, AOI Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), American Physicians LLC, a Delaware limited liability company (the “Purchaser Representative”), in the capacity as the Purchaser Representative thereunder, Gary Seaton, in his capacity as the representative for the Sellers (as defined below) in accordance with the terms and conditions of the Business Combination Agreement (the “Seller Representative”), each of the holders of AOI’s outstanding capital shares named on Annex I thereto (the “Primary Sellers”), the parties that execute and deliver a joinder (the “Joining Sellers”), and the holders of AOI’s outstanding capital shares who are bound by the provisions of the Business Combination Agreement pursuant to the drag-along rights set forth in AOI’s memorandum and articles of association (the “Drag-Along Sellers,” and collectively with the Joining Sellers, the “Sellers”) will, immediately following the execution of this Agreement, close on that certain Business Combination Agreement, dated as of December 5, 2022 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, EDOC will be merged with and into Merger Sub with EDOC continuing as the surviving company (the “Merger”), as a result of which, EDOC shall become a wholly-owned subsidiary of the Company and each issued and outstanding security of EDOC will no longer be outstanding will automatically be cancelled, in exchange for the right of the holder thereof to receive substantially identical securities of the Company, and the Company will acquire all of the issued and outstanding ordinary shares of AOI from the Sellers in exchange for Ordinary Shares of the Company (the “Exchange” and, together with the other transactions contemplated by the Business Combination Agreement, and the Merger, the “Business Combination Transactions”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, AOI and EDOC and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“$” means United States dollars.

“30-Day VWAP” means, as of any date, the average daily VWAP of the Ordinary Shares for the thirty (30) consecutive Trading Day period ended as of such date (or if such date is not a Trading Day, as of the nearest preceding Trading Day).

“Accounting Principles” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Acquiring Person” shall have the meaning ascribed to such term in Section 5.7.

“Action” shall have the meaning ascribed to such term in Section 4.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Aggregate Subscription Amount” means $7,000,000.

“AOI” shall have the meaning ascribed to such term in the Preamble.

“AOI Consolidated Financial Statements” shall have the meaning ascribed to such term in Section 4.2(g).

“AOI Intellectual Property Rights” shall have the meaning ascribed to such term in Section 4.2(k).

“AOI Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, financial condition, assets, liabilities or operations of AOI and the AOI Subsidiaries taken as a whole or (b) does or would prevent, materially delay or materially impede the performance by AOI of its obligations under this Agreement or the consummation of the Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether there has been or will be, an AOI Material Adverse Effect: (i) any enactment of, change or proposed change in or change in the interpretation of any law or Accounting Principles; (ii) those effects generally affecting the industries or geographic areas in which AOI and the AOI Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war (whether or not declared), sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; (vi) those effects arising from or relating to epidemics, pandemics, or disease outbreaks, including COVID-19; (vii) any actions taken or not taken by AOI or the AOI Subsidiaries as specifically required or permitted by this Agreement or any other Transaction Document, (viii) the announcement or execution, pendency, negotiation or consummation of the transactions contemplated hereby or pursuant to the Business Combination Agreement (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities); (ix) any failure by AOI and the AOI Subsidiaries to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (ix) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in an AOI Material Adverse Effect; (x) any pending or initiated Action against AOI, any of the AOI Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution of this Agreement, the other Transaction Documents, the Business Combination Agreement or the Transactions or the Business Combination Transactions (other than any Action commenced by any Party to enforce its rights under this Agreement or any other Transaction Document to which it is a party); (xi) any action taken or not taken by the Company, Merger Sub, EDOC, Purchaser Representative, Seller Representative, Primary Sellers, Joining Sellers and Sellers; or (xii) any actions taken, or failures to take action, or such other changes or events, in each case, which Purchaser has specifically requested or to which it has specifically consented or which actions are specifically contemplated by this Agreement, in each case, except in the cases of clauses (i) through (vi), to the extent that AOI and the AOI Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries or geographic areas in which AOI and the AOI Subsidiaries operate.

“AOI Permits” shall have the meaning ascribed to such term in Section 4.2(f).

“AOI Required Approvals” shall have the meaning ascribed to such term in Section 4.2(e).

“AOI Subsidiary” means any subsidiary of AOI and shall, where applicable, also include any direct or indirect subsidiary of AOI formed or acquired after the date hereof.

“Arena ELOC” shall have the meaning ascribed to such term in Section 3.1(a).

“ASIC” means the Australian Securities and Investments Commissions.

“Australian General Security Deed” means that certain General Security Deed by and among Cowcumbla Investments Pty Ltd., an Australian proprietary company and direct subsidiary of AOI (“Cowcumbla”), Cootamundra Oilseeds Pty Ltd., an Australian proprietary company and wholly-owned direct subsidiary of Cowcumbla (“Cootamundra”), as grantors, and the Purchaser, as secured party, pursuant to which Cootamundra and Cowcumbla shall grant a security interest in all of their assets to Purchaser as collateral for the Company’s obligations under the Debentures and the other Transaction Documents, to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Australian Guarantee” means that certain Deed of Guarantee and Indemnity by and among AOI, Cowcumbla, Cootamundra, Good Earth Oils Pty Ltd (“Good Earth Oils”), an Australian proprietary Company and wholly-owned direct subsidiary of Cowcumbla, CQ Oilseeds Pty Ltd, an Australian proprietary Company and wholly-owned direct subsidiary of AOI, and the Purchaser, to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Australian Mortgage” means that certain Mortgage Terms Deed and National Mortgage Form by and among Cowcumbla and the Purchaser, to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“BHCA” shall have the meaning ascribed to such term in Section 4.1(kk).

“Blue Sky Laws” means state securities or “blue sky” laws.

“Board of Directors” means the board of directors of the Company, EDOC, or AOI, as applicable.

“Business Combination” shall have the meaning ascribed to such term in Section 5.23.

“Business Combination Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Combination Form F-4” shall have the meaning ascribed to such term in Section 4.3(q).

“Business Combination Transactions” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used in the conduct of the business of AOI or any AOI Subsidiary.

“Buy-In Price” shall have the meaning ascribed to such term in Section 5.1(d).

“Closing” means any closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means any of the First Closing Date, Second Closing Date or Third Closing Date, as the context shall require.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Material Adverse Effect” shall have the meaning assigned to such term in Section 4.1(b).

“Company Intellectual Property” shall have the meaning ascribed to such term in Section 4.1(p).

“Company Registration Statement” means the registration statement on Form F-4 filed by the Company with the Commission in connection with the Business Combination Transactions.

“Confidential Information” means all confidential, proprietary or non-public information, documentation or data (whether written, oral or electronic communications) regarding EDOC, the Company or AOI or any of their respective Affiliates received by Purchaser or its Representatives, in each case, regardless of whether or not such information, documentation or data is marked or otherwise identified as “confidential”. Confidential Information also includes information of third parties where EDOC, the Company or AOI or their respective Affiliates have an obligation of confidentiality with respect to such information. Confidential Information will not, however, include information which (a) is or becomes publicly available other than as a result of a disclosure by Purchaser or its Representatives in violation of this Agreement, (b) is or becomes available to Purchaser or any of its Representatives on a non-confidential basis from a third-party or (c) is or has been independently developed by Purchaser and/or its Representatives without use of or reference to any Confidential Information.

“Consent Letter” shall have the meaning ascribed to such term in Section 2.2(a)(xxi).

“Convertible Securities” shall have the meaning ascribed to such term in Section 4.1(g).

“Debentures” shall have the meaning ascribed to such term in Section 2.1(a).

“Disclosure Schedules” means the disclosure schedules of the Company, AOI or EDOC attached hereto.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Disqualification Event” shall have the meaning ascribed to such term in Section 4.1(mm).

“Drag-Along Sellers” shall have the meaning ascribed to such term in the Preamble.

“EDOC” shall have the meaning ascribed to such term in the Preamble.

“EDOC Class A Ordinary Shares” shall have the meaning ascribed to such term in Section 4.3(c).

“EDOC Class B Ordinary Shares” shall have the meaning ascribed to such term in Section 4.3(c).

“EDOC Guarantee” means the Guarantee made by EDOC in favor of the Purchaser, to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time, which, for the avoidance of doubt shall in all cases be subject to the provisions of Section 5.23.

“EDOC Material Adverse Effect” means any effects that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, financial condition, assets, liabilities or operations of EDOC or (b) does or would prevent, materially delay or materially impede the performance by EDOC of its obligations under this Agreement or the consummation of the Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether there has been or will be, an EDOC Material Adverse Effect: (i) any enactment of, change or proposed change in or change in the interpretation of any law or Accounting Principles; (ii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iii) acts of war (whether or not declared), sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or changes in global, national, regional, state or local political or social conditions; (iv) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; (v) those effects arising from or relating to epidemics, pandemics, or disease outbreaks, including COVID-19; (vi) any actions taken or not taken by EDOC as specifically required or permitted by this Agreement, any other Transaction Document or by the Business Combination Agreement; (vii) the announcement or execution, pendency, negotiation or consummation of the Transactions or the Business Combination Transactions (including the impact thereof on relationships with Governmental Authorities); (viii) any pending or initiated Action against EDOC or any of its officers or directors, in each case, arising out of or relating to the execution of this Agreement, any other Transaction Document, the Business Combination Agreement or the Transactions or the Business Combination Transactions (other than any Action commenced by any Party hereto to enforce its rights under this Agreement or any other Transaction Document to which it is a party); (ix) any action taken or not taken by AOI or any of the AOI Subsidiaries; or (x) any actions taken, or failures to take action, or such other changes or events, in each case, which the Purchaser has specifically requested or to which it has specifically consented or which actions are specifically contemplated by this Agreement.

“EDOC Material Contracts” shall have the meaning ascribed to such term in Section 4.3(p).

“EDOC Preference Shares” shall have the meaning ascribed to such term in Section 4.3(c).

“EDOC Rights” shall have the meaning ascribed to such term in Section 4.3(c).

“EDOC Warrants” shall have the meaning ascribed to such term in Section 4.3(c).

“Environmental Laws” means any federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder.

“Environmental Permits” shall have the meaning ascribed to such term in Section 4.2(l).

“Escrow Agent” means Rimon P.C.

“Escrow Agreement” means the Escrow Agreement among the Company, the Purchaser and the Escrow Agent to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Evaluation Date” shall have the meaning ascribed to such term in Section 4.1(s).

“Exchange” shall have the meaning ascribed to such term in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Ordinary Shares, restricted share units or options to employees, officers or directors of the Company, AOI or EDOC pursuant to any share or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise, exchange of or conversion of any Securities issued hereunder, (c) other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities, (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (e) securities issued pursuant to the Business Combination Agreement, provided that any such securities are not amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such securities are otherwise materially changed in any manner that adversely affects the Purchaser, (f) restricted share units, restricted shares and options to consultants of the Company provided, however, any such issuances to consultants shall not exceed, in the aggregate, 500,000 shares of underlying Ordinary Shares, (g) Securities pursuant to the Transaction Documents, (h) securities issued pursuant to the Arena ELOC, and (i) any at-the-market offering.

“Exercise Price” means the exercise price set forth in the Warrants (as may be adjusted pursuant to the terms of the Warrants).

“Export Control Laws” means export control laws and regulations of any jurisdiction applicable to the Company, AOI or EDOC, including the United States Export Administration Regulations and any other equivalent or comparable export control laws and regulations of other countries.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 4.1(kk).

“First Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).

“First Closing Principal Amount” means $2,222,222.

“First Closing Subscription Amount” means $2,000,000 (i.e., the aggregate amount to be paid by the Purchaser for the purchase of the Debenture and Warrant to be issued by the Company on the First Closing Date, reflecting that such Debenture is to be issued with a 10% original issue discount to the face amount thereof).

“First Registration Statement Effectiveness Date” means, with respect to the first Registration Statement to be filed by the Company pursuant to the Registration Rights Agreement, no later than the 60th calendar day following the First Closing Date (or, in the event of a “full review” by the Commission, no later than the 90th calendar day following the First Closing Date); provided, however, that in the event the Company is notified by the Commission that the first Registration Statement will not be reviewed or is no longer subject to further review and comments, the First Registration Statement Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above, provided, further, if such First Registration Statement Effectiveness Date falls on a day that is not a Trading Day, then the First Registration Statement Effectiveness Date shall be the next succeeding Trading Day.

“Freehold Property” shall have the meaning given in Section 4.2(j)(i).

“GAAP” means the United States generally accepted accounting principles.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Hazardous Materials” shall have the meaning set forth in the definition of Environmental Laws.

“I-Bankers” means I-Bankers Securities, Inc.

“Import Control Laws” means import control laws and regulations of any jurisdiction applicable to the Company, AOI or EDOC, including those administered by the United States Customs and Border Protection and Immigration and Customs Enforcement Agencies, and any other equivalent or comparable import control laws and regulations of other countries.

“Indebtedness” shall have the meaning ascribed to such term in Section 4.1(bb).

“Indemnified Person” shall have the meaning ascribed to such term in Section 5.10.

“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof; (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing; (c) copyrights, and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting data (including pricing and cost information), and all other data, databases and database rights; (e) Internet domain names and social media accounts; (f) rights of privacy and publicity and all other intellectual property or proprietary rights of any kind or description recognized under applicable laws; (g) copies and tangible embodiments of any of the foregoing, in whatever form or medium; and (h) all legal rights arising from items (a) through (f), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere, and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Intercompany Loan Agreement” means that certain Intercompany Loan Agreement by and among the Company (as lender) and Cowcumbla (as borrower), to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time, provided that the Intercompany Loan Agreement shall not be amended or supplemented without the prior consent of the Purchaser.

“IPO” shall have the meaning ascribed to such term in Section 5.23.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 4.1(mm).

“Joining Sellers” shall have the meaning ascribed to such term in the Preamble.

“Lease” shall have the meaning ascribed to such term in Section 4.2(j)(ii).

“Lease Documents” shall have the meaning ascribed to such term in Section 4.2(j)(ii).

“Leased Real Property” means all real property leased, subleased, licensed or sublicensed by AOI or AOI Subsidiaries as tenant, subtenant, licensee or sublicensee together with, to the extent leased, subleased, licensed, or sublicensed by AOI or AOI Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of AOI or AOI Subsidiaries relating to the foregoing.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 5.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, including any “security interest” as defined in sections 12(1) or (2) of the PPSA.

“Material Permits” shall have the meaning ascribed to such term in Section 4.1(n).

“Maximum Rate” shall have the meaning ascribed to such term in Section 6.17.

“Merger” shall have the meaning ascribed to such term in the Preamble.

“Merger Sub” shall have the meaning ascribed to such term in the Preamble.

“MFN Right” shall have the meaning ascribed to such term in Section 5.15.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 4.1(ll).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Notice Termination Time” shall have the meaning ascribed to such term in Section 5.16(c).

“OFAC” shall have the meaning ascribed to such term in Section 4.1(jj).

“Ordinary Shares” means the ordinary shares of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preference shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Organizational Documents” means with respect to any entity, the memorandums of association, articles of association, certificates of incorporation, certificates of formation, by-laws, operating agreements, constitutions, registration statements and equivalent organizational documents of such entity, each as amended, amended and restated or otherwise modified from time to time, for such entity.

“Participation Maximum” shall have the meaning ascribed to such term in Section 5.16(a).

“Party” shall have the meaning ascribed to such term in the Preamble.

“Payment Directions Deed” means that certain Payment Directions Deed by and among the Company, the Purchaser and Cowcumbla, pursuant to which any funds which are to be received by the Company under the Debentures are deposited by the Purchaser directly with Cowcumbla, to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Perfection Certificate” shall have the meaning ascribed to such term in Section 2.2(a).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet delinquent by more than 30 days or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP or the Accounting Principles, as applicable, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s, its Subsidiaries’, AOI’s, AOI Subsidiaries’ or EDOC’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s, its Subsidiaries’, AOI’s, AOI Subsidiaries’ or EDOC’s business which secure obligations which are not more than 30 days overdue, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company, its Subsidiaries, AOI, AOI Subsidiaries or EDOC, or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness (as defined in the Debenture) under clauses (a), (b), (d) and (f) thereunder, (d) Liens incurred in connection with Permitted Indebtedness (as defined in the Debenture) under clause (c) thereunder, provided that such Liens are not secured by assets of the Company, its Subsidiaries, AOI, AOI Subsidiaries or EDOC other than the assets so acquired or leased, (e) the general security interest in favor of Commonwealth Bank of Australia granted by Cowcumbla and Cootamundra with PPSR registration numbers 202306230004576 and 202306230004609 respectively, (f) the real property mortgage in favor of Commonwealth Bank of Australia granted by Cowcumbla in respect of the property located at Lot 12 in deposited plan 1075678 at Cootamundra, (g) an interest that is a Lien by virtue only of the operation of section 12(3) of the PPSA and (h) other Liens incurred in the ordinary course of business securing obligations not to exceed $500,000.00 in the aggregate.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PPSA” means the Personal Property Securities Act 2009 (Cth) of Australia.

“PPSR” means the Personal Property Securities Register, constituted under the PPSA.

“Present Terms” shall have the meaning ascribed to such term in Section 5.15.

“Primary Sellers” shall have the meaning ascribed to such term in the Preamble.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall have the meaning ascribed to such term in Section 5.23.

“Public Information Failure” shall have the meaning ascribed to such term in Section 5.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 5.3(b).

“Public Shareholders” shall have the meaning ascribed to such term in Section 5.23.

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Purchaser Representative” shall have the meaning ascribed to such term in the Preamble.

“Registration Rights Agreement” means the Registration Rights Agreement, among the Company and the Purchaser, to be executed and delivered in form and substance satisfactory to the Purchaser.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchaser as provided for in the Registration Rights Agreement.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, disposing, or other release into or through the environment, and any abandonment or discarding of barrels, containers, or other closed receptacles containing any Hazardous Materials.

“Released Claims” shall have the meaning ascribed to such term in Section 5.23.

“Remedies Exceptions” shall have the meaning ascribed to such term in Section 4.1(c).

“Representatives” means, with respect to any Person, such Person’s Affiliates and its Affiliates’ respective directors, officers, employees, advisors, agents and other representatives.

“Required Approvals” shall have the meaning ascribed to such term in Section 4.1(e).

“Required EDOC Shareholder Approval” means the “Required Shareholder Approval” as defined in the Business Combination Agreement in connection with the Business Combination Transactions and includes the vote upon a proposal for the purpose of complying with the applicable Trading Market listing rules, to approve the issuance of Ordinary Shares pursuant to (a) the Business Combination Transactions, (b) a proposed $50 million Equity Line of Credit arrangement with an affiliate of the Purchaser, and (c) the Debentures and the Warrants pursuant to the Transactions to the Purchaser.

“Required Minimum” means, as of any date, a number equal to one times (1x) the greater of (i) the aggregate number of Ordinary Shares then issued pursuant to the Transaction Documents and (ii) the maximum aggregate number potentially issuable in the future pursuant to the Transaction Documents as of such date, including any Underlying Shares, ignoring any conversion or exercise limits set forth therein.

“Required Minimum Failure” shall have the meaning ascribed to such term in Section 5.11(a).

“Required Minimum Failure Payments” shall have the meaning ascribed to such term in Section 5.11(a).

“Reserved Shares” shall have the meaning ascribed to such term in Section 5.17.

“Reserved Shares Deficit” shall have the meaning ascribed to such term in Section 5.17.

“Restricted Person” means: (a) any individual or entity that is a citizen or resident of, located in, or organized under the laws of, or acting for or on behalf of, a Sanctioned Country; (b) the government of any Sanctioned Country; (c) any government that is the subject or target of restrictions under Sanctions Law; or (d) any individual or entity that is, or any entity that is owned or controlled directly or indirectly by, or acts for or on behalf of individuals or entities that are designated on any of the following lists, as updated, substituted, or replaced from time to time:

(i) the United Nations Security Council’s “Consolidated United Nations Security Council Sanctions List”;

(ii) the lists of persons subject to Sanctions Laws, as administered by the U.S. Department of the Treasury, including OFAC’s “Specially Designated Nationals and Blocked Persons List,” the “Foreign Sanctions Evaders,” and the “Sectoral Sanctions Identifications List”;

(iii) the U.S. Department of Commerce, Bureau of Industry and Security’s “Entity List,” “Denied Persons List,” or “Unverified List”;

(iv) the U.S. Department of State’s list of debarred parties and lists of individuals and entities that have been designated pursuant to sanctions and/or non-proliferation statutes that it administers and related executive orders;

(v) the European Union Commission’s “Consolidated list of persons, groups and entities subject to EU financial sanctions” or individuals or entities that are listed in any Annex to EU Council Regulation 833/2014 (as amended);

(vi) Her Majesty’s Treasury of United Kingdom’s “Consolidated List of Financial Sanctions Targets in the UK”; and

(vii) any additional list promulgated, designated, or enforced by a Sanctions Authority.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctioned Country” means at any time, a country or territory that is the target of comprehensive economic or trade sanctions under Sanctions Laws. As of the date of this Agreement, Sanctioned Countries include the Crimea Region, Cuba, Iran, North Korea and Syria.

“Sanctions Authority” means the United Nations Security Council; U.S. Department of the Treasury; the U.S. Department of Commerce; the U.S. Department of State; the European Union Council or Commission (including any present or future member state of the European Union); Her Majesty’s Treasury of the United Kingdom; and any other government or regulatory body, institution or agency with authority to enact Sanctions Laws in any country and/or territory with jurisdiction over any Party.

“Sanctions Laws” means all economic, trade, or financial sanctions statutes, regulations, executive orders, decrees, judicial decisions, restrictive measures, or other acts having the force of law enacted, adopted, administered, imposed, or enforced from time to time by any Sanctions Authority.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed under the Securities Act and the Exchange Act, including pursuant to Sections 13(a) or 15(d) thereof (including the exhibits thereto and documents incorporated by reference therein).

“Second Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).

“Second Closing Principal Amount” means $2,777,777.

“Second Closing Subscription Amount” means $2,500,000 (i.e., the aggregate amount to be paid by the Purchaser for the purchase of the Debenture and Warrant to be issued by the Company on the Second Closing Date, reflecting that such Debenture is to be issued with a 10% original issue discount to the face amount thereof).

“Second Registration Statement Effectiveness Date” means, with respect to the second Registration Statement to be filed by the Company pursuant to the Registration Rights Agreement, no later than the 60th calendar day following the Second Closing Date (or, in the event of a “full review” by the Commission, no later than the 90th calendar day following the Second Closing Date); provided, however, that in the event the Company is notified by the Commission that the second Registration Statement will not be reviewed or is no longer subject to further review and comments, the Second Registration Statement Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above, provided, further, if such Second Registration Statement Effectiveness Date falls on a day that is not a Trading Day, then the Second Registration Statement Effectiveness Date shall be the next succeeding Trading Day.

“Securities” means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” shall mean the Australian General Security Deed, the Australian Mortgage, the EDOC Guarantee, the Australian Guarantee, and any other documents, agreements and/or filings required under the terms of any of the foregoing, each in form and substance satisfactory to the Purchaser.

“Seller Representative” shall have the meaning ascribed to such term in the Preamble.

“Sellers” shall have the meaning ascribed to such term in the Preamble.

“Shareholder Approval” means such approval as may be required (i) to consummate the Merger and (ii) by the applicable rules and regulations of Nasdaq (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Ordinary Shares pursuant to the Transactions to the Purchaser.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Ordinary Shares).

“Significant Subsidiary” has the meaning ascribed to such term in Rule 1-02(w) of Regulation S-X.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Standard Settlement Period” shall have the meaning ascribed to such term in Section 5.1(c).

“Subordination Deed” means each of: (a) that certain Subordination Deed by AOI, the Purchaser and Energreen Nutrition Australia Pty Ltd to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time; and (b) that certain Subordination Deed by AOI, the Purchaser and JSKS Enterprises Pty Ltd to be executed and delivered in form and substance satisfactory to the Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 5.16(a).

“Subsequent Financing Terms” shall have the meaning ascribed to such term in Section 5.15.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 5.16(b).

“Subsidiary” or “Subsidiaries” means any subsidiary or multiple subsidiaries of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof, including in connection with and following the date of the Merger.

“Tax” or “Taxes” means any federal, state, provincial, local and foreign income, profits, franchise, gross receipts, environmental, share capital, severances, stamp, payroll, sales, employment, unemployment, disability, use, real property, personal property, unclaimed property, withholding, excise, production, value added, goods and services, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Third Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).

“Third Closing Principal Amount” means, $2,777,777.

“Third Closing Subscription Amount” means $2,500,000 (i.e., the aggregate amount to be paid by the Purchaser for the purchase of the Debenture and Warrant to be issued by the Company on the Third Closing Date, reflecting that such Debenture is to be issued with a 10% original issue discount to the face amount thereof).

“Third Registration Statement Effectiveness Date” means, with respect to the third Registration Statement to be filed by the Company pursuant to the Registration Rights Agreement, no later than the 60th calendar day following the Third Closing Date (or, in the event of a “full review” by the Commission, no later than the 90th calendar day following the Third Closing Date); provided, however, that in the event the Company is notified by the Commission that the third Registration Statement will not be reviewed or is no longer subject to further review and comments, the Third Registration Statement Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above, provided, further, if such Third Registration Statement Effectiveness Date falls on a day that is not a Trading Day, then the Third Registration Statement Effectiveness Date shall be the next succeeding Trading Day.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Australian General Security Deed, the EDOC Guarantee, the Australian Guarantee, the Australian Mortgage, each Subordination Deed, the Consent Letter, the other Security Documents, the Payment Directions Deed, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 1 State Street, 30th Floor, New York, New York 10004, Attn: Mark Zimkind, Email: mzimkind@continentalstock.com, and any successor transfer agent of the Company.

“Trustee” shall have the meaning ascribed to such term in Section 4.3(l).

“Trust Account” shall have the meaning ascribed to such term in Section 4.3(l).

“Trust Agreement” shall have the meaning ascribed to such term in Section 4.3(l).

“Trust Fund” shall have the meaning ascribed to such term in Section 4.3(l).

“Underlying Shares” means the Warrant Shares and the Ordinary Shares issued and issuable pursuant to the terms of the Debentures, in each case without respect to any limitation or restriction on the conversion of the Debentures or the exercise of the Warrants.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 5.12(b).

“VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the per share daily volume weighted average price of the Ordinary Shares for such date (or if such date is not a Trading Day, for the nearest preceding Trading Day) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Ordinary Shares are listed on the OTCQB or OTCQX, the per share volume weighted average price of the Ordinary Shares for such date (or if such date is not a Trading Day, for the nearest preceding Trading Day) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on any Trading Market or OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of a share of Ordinary Shares as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” shall have the meaning ascribed to such term in Section 2.1(b).

“Warrant Shares” shall have the meaning ascribed to such term in Section 2.1(b).

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale of Debentures and Warrants.

(a) Debentures. Upon the terms and subject to the conditions set forth herein, (i) on the First Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in the amount of the First Closing Principal Amount, (ii) on the Second Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in the amount of the Second Closing Principal Amount, and (iii) on the Third Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in the amount of the Third Closing Principal Amount (each such 10% original issue discount secured convertible debenture, as may be amended, amended and restated or otherwise modified from time to time, a “Debenture”, and collectively, the “Debentures”). Each Debenture shall be substantially in the form of Exhibit A attached hereto with the blanks appropriately filled and shall mature on the date that is eighteen (18) months from the First Closing Date.

(b) Warrants. As additional consideration for the Purchaser’s purchase of Debentures hereunder, the Company shall issue to the Purchaser, simultaneously with the issuance of each Debenture purchased by the Purchaser from the Company on the applicable Closing Date, a warrant to purchase the Company’s Ordinary Shares (each, as the same may be amended, amended and restated or otherwise modified from time to time, a “Warrant”, and collectively, the “Warrants”). Each such Warrant shall, among other things, (i) provide for the purchase by the Purchaser of a number of Ordinary Shares (the “Warrant Shares”) equal to 25% of the total principal amount of the related Debenture purchased by the Purchaser on the applicable Closing Date hereunder divided by 92.5% of the average of the three (3) lowest daily VWAP of the Ordinary Shares for the ten (10) consecutive Trading Day period ended on the last Trading Day immediately preceding such Closing Date, subject to adjustment upon the occurrence of certain events as set forth in such Warrant; (ii) be exercisable at the Exercise Price; and (iii) be substantially in the form of Exhibit B attached hereto.

(c) Closings. There may be up to three (3) Closings until such time as the earlier to occur of (1) subscriptions for the sale of the Debentures hereunder in an aggregate principal amount equal to the Aggregate Subscription Amount are funded by the Purchaser and (2) the termination of this Agreement in accordance with Section 6.1.

(i) Subject to Section 6.1, the Purchaser and the Company shall consummate the first Closing on the Trading Day on which all conditions to the Purchaser’s obligation set forth in Section 3.1(a) and the Company’s obligation set forth in Section 3.1(b), in each case, have been satisfied or waived, unless the Parties mutually agree in writing to consummate the first Closing on a different date (the “First Closing Date”).

(ii) Subject to Section 6.1 and provided that all conditions to the Purchaser’s obligation set forth in Section 3.2(a) and the Company’s obligation set forth in Section 3.2(b), in each case, have been satisfied or waived on or prior to the Second Closing Date (as defined below), the Purchaser and the Company shall consummate the second Closing on the 60th calendar day following the First Registration Statement Effectiveness Date (or if such day is not a Trading Day, on the next succeeding Trading Day), unless the Parties mutually agree in writing to consummate the second Closing on a different date (the “Second Closing Date”); provided, notwithstanding anything to the contrary set forth herein, the respective obligations of the Purchaser and the Company to consummate the second Closing shall be contingent on the satisfaction of each of the following additional conditions, unless the Parties mutually agree in writing to waive any such condition: (1) the 30-Day VWAP of the Ordinary Shares as of the last Trading Day immediately preceding the 60th calendar day following the First Registration Statement Effectiveness Date is greater than $3.00 per share, and (2) the median daily turnover of the Ordinary Shares on the Company’s principal Trading Market for the thirty (30) consecutive Trading Day period ended as of the last Trading Day immediately preceding the 60th calendar day following the First Registration Statement Effectiveness Date is greater than $200,000 (the “Second Closing Price and Liquidity Conditions”); provided further, that if any of the Second Closing Price and Liquidity Conditions is not satisfied, the Company and the Purchaser shall have the option, but not any obligation, to consummate a second Closing on such modified terms as the Parties hereto shall mutually agree in writing.

(iii) Subject to Section 6.1 and provided that all conditions precedent to the Purchaser’s obligation set forth in Section 3.3(a) and the Company’s obligation set forth in Section 3.3(b), in each case, have been satisfied or waived on or prior to the Third Closing Date (as defined below), the Purchaser and the Company shall consummate the third Closing on the 60th calendar day following the Second Registration Statement Effectiveness Date (or if such day is not a Trading Day, on the next succeeding Trading Day), unless the Parties mutually agree in writing to consummate the third Closing on a different date (the “Third Closing Date”); provided, notwithstanding anything to the contrary set forth herein, the respective obligations of the Purchaser and the Company to consummate the third Closing shall be contingent on the satisfaction of each of the following additional conditions, unless the Purchaser and the Company mutually agree in writing to waive any such condition: (1) the 30-Day VWAP of the Ordinary Shares as of the last Trading Day immediately preceding the 60th calendar day following the Second Registration Statement Effectiveness Date is greater than $3.00 per share, and (2) the median daily turnover of the Ordinary Shares on the Company’s principal Trading Market for the thirty (30) consecutive Trading Day period ended as of the last Trading Day immediately preceding the 60th calendar day following the Second Registration Statement Effectiveness Date is greater than $200,000 (the “Third Closing Price and Liquidity Conditions”); provided further, that if any of the Third Closing Price and Liquidity Conditions is not satisfied, the Company and the Purchaser shall have the option, but not any obligation, to consummate a third Closing on such modified terms as the Parties hereto shall mutually agree in writing.

(iv) On or prior to the applicable Closing Date, (1) the Purchaser shall have delivered to the Escrow Agent pursuant to the instructions contained on Schedule 2.1(c), via wire transfer or a certified check, immediately available funds equal to the Purchaser’s First Closing Subscription Amount, Second Closing Subscription Amount, or Third Closing Subscription Amount, as applicable, in each case, minus applicable legal fees and expenses of the Purchaser to be reimbursed to the Purchaser in accordance with Section 6.2; (2) the Company shall have delivered to the Purchaser a Debenture and Warrant in the applicable principal amount as determined in accordance with Sections 2.1(a) and 2.1(b), respectively, and (3) the Company and the Purchaser shall deliver or cause to be delivered each of the items set forth in Sections 2.2, 2.3, or 2.4 hereof, as applicable, and Sections 3.1, 3.2, and 3.3 hereof, as applicable. Upon the Escrow Agent’s receipt of the First Closing Subscription Amount, Second Closing Subscription Amount, or Third Closing Subscription Amount, as applicable, in each case, minus applicable legal fees and expenses of the Purchaser to be reimbursed to the Purchaser in accordance with Section 6.2 and provided that each of the other conditions to the Purchaser’s and the Company’s respective obligations to consummate the applicable Closing set forth herein has been satisfied or waived on or prior to the applicable Closing Date, the Company and the Purchaser shall direct the Escrow Agent to release the Purchaser’s subscription funds for the applicable Closing from the escrow account to the Company’s account in accordance with the Escrow Agreement; provided, that if any such condition to the Purchaser’s or the Company’s respective obligations to consummate any Closing hereunder has not been satisfied or waived on or prior to the applicable Closing Date, the Company and the Purchaser shall, within one (1) Business Day following the Company’s receipt of written notice from the Purchaser requesting the same, direct the Escrow Agent to return to the Purchaser any subscription funds of the Purchaser that were received in escrow in accordance with the Escrow Agreement.

2.2 First Closing Deliveries.

(a) Company First Closing Deliveries. On or prior to the First Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following, in form and substance satisfactory to the Purchaser:

(i) this Agreement duly executed by the Company, AOI and EDOC;

(ii) a Debenture in the original principal amount of the First Closing Principal Amount duly executed by the Company, registered in the name of the Purchaser;

(iii) a Warrant duly executed by the Company, registered in the name of the Purchaser;

(iv) the duly executed EDOC Guarantee;

(v) the duly executed Australian Guarantee;

(vi) the duly executed Australian Mortgage, in registrable form;

(vii) the duly executed Australian General Security Deed;

(viii) duly executed copies of each Subordination Deed;

(ix) the duly executed Payment Directions Deed;

(x) the duly executed Intercompany Loan Agreement;

(xi) the Registration Rights Agreement duly executed by the Company;

(xii) a perfection certificate, duly executed by the Company, each Subsidiary, AOI and each AOI Subsidiary (the “Perfection Certificate”);

(xiii) a duly executed Escrow Agreement executed by the Company and the Escrow Agent;

(xiv) certificates of appropriate officials as to the existence and good standing (or similar documents applicable for such jurisdictions) of the Company, the Subsidiaries, AOI, the AOI Subsidiaries and EDOC, dated as of a date reasonably close to the First Closing Date, in the case of AOI and the AOI Subsidiaries, being the ASIC certificate of incorporation;

(xv) a certificate, dated as of such First Closing Date, duly executed, and delivered by an officer of the Company and each Subsidiary, certifying (i) the resolutions of the Company’s and each Subsidiary’s Board of Directors, manager or others performing similar functions with respect to the Company and each Subsidiary and (ii) with respect to AOI and each AOI Subsidiary, the resolutions of the shareholders of AOI and each AOI Subsidiary, then in full force and effect authorizing, all aspects of the transactions contemplated hereby and the execution, delivery and performance by the Company and each Subsidiary of each Transaction Document to be executed to which the Company and each Subsidiary is a party, as applicable, and the transactions contemplated hereby and thereby; provided, with respect to the shareholder resolutions to be certified in respect of AOI and each AOI Subsidiary, (A) such shareholder resolutions shall be extracts of such resolutions; (B) with respect to Good Earth Oils and Cootamundra, such shareholder resolutions shall authorize the amendment of the constitutions of Good Earth Oils and Cootamundra so as to give efficacy to the Australian General Security Deed and the Australian Mortgage; and (C) with respect to Cowcumbla, such shareholder resolutions shall approve the execution, delivery and performance by Cowcumbla and each of its subsidiaries under the Australian General Security Deed, the Australian Mortgage and the Australian Guarantee, as applicable;

(xvi) a final payoff letter with respect to all of the promissory notes issued by EDOC other than unsecured promissory notes in the aggregate amount of $1,500,000;

(xvii) subordination agreements in favor of the Purchaser with respect to all unsecured indebtedness of EDOC, AOI and each of the AOI Subsidiaries that will be outstanding at the time of the First Closing Date, to be executed and delivered in form and substance satisfactory to the Purchaser;

(xviii) an opinion of Stuarts Walker Hersant Humphries, Cayman Islands counsel to the Company, regarding the due authorization, good standing and corporate authority of the Company to enter into, and the enforceability of, this Agreement, the Debentures, the Warrants and any other Transaction Documents to be executed by the Company hereunder on or prior to the First Closing Date;

(xix) an opinion of Maples Group, Cayman Islands counsel to EDOC, regarding the due authorization, good standing and corporate authority of EDOC to enter into, and the enforceability of, this Agreement, the EDOC Guarantee and any other Transaction Document to be executed by EDOC hereunder on or prior to the First Closing Date;

(xx) an opinion of Allens, Australian counsel to the Purchaser, regarding (1) the capacity of AOI and any AOI Subsidiary incorporated in Australia to enter into this Agreement; and (2) the capacity of AOI and any AOI Subsidiary incorporated in Australia to enter into, and the enforceability of, each Transaction Document governed by Australian law;

(xxi) a duly executed consent letter, by and between AOI, Cowcumbla, Cootamundra, the Purchaser and Commonwealth Bank of Australia, pursuant to which Commonwealth Bank of Australia shall consent to the incurrence of indebtedness by AOI, Cowcumbla and Cootamundra and their subsidiaries under the Transaction Documents, the granting of security by Cowcumbla and Cootamundra under the Transaction Documents and related matters (the “Consent Letter”);

(xxii) copies of the Company’s and each of its Subsidiaries’ Organizational Documents as in effect on the First Closing Date;

(xxiii) all information regarding any Action against the Company, its Subsidiaries and any of its Affiliates thereof, including but not limited to any settlements, inquiries or subpoenas, since the Company’s inception;

(xxiv) all information requested by the Purchaser as part of its know-your-customer requirements;

(xxv) all documents of title required to be delivered pursuant to the Australian General Security Deed including, (A) with respect to Cootamundra, the original share certificate and a blank share transfer form signed by Cowcumbla for all shares in Cootamundra; and (B) with respect to Good Earth Oils, the original share certificate and a blank share transfer form signed by Cowcumbla for all shares in Good Earth Oils; and

(xxvi) such other approvals, opinions of counsel to the Company, or documents as the Purchaser may reasonably request.

(b) Purchaser First Closing Deliveries. On or prior to the First Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the EDOC Guarantee duly executed by the Purchaser;

(iii) the Australian Guarantee duly executed by the Purchaser;

(iv) the Australian Mortgage duly executed by the Purchaser;

(v) the Australian General Security Deed duly executed by the Purchaser;

(vi) each Subordination Deed duly executed by the Purchaser;

(vii) the Registration Rights Agreement duly executed by the Purchaser;

(viii) the Escrow Agreement duly executed by the Purchaser;

(ix) the Consent Letter duly executed by the Purchaser;

(x) the Payment Directions Deed duly executed by the Purchaser; and

(xi) the Purchaser’s First Closing Subscription Amount, minus applicable legal fees and expenses of the Purchaser to be reimbursed to the Purchaser pursuant to Section 6.2, by wire transfer to the Escrow Agent to the account specified in Schedule 2.1(c) hereto.

2.3 Second Closing Deliveries.

(a) Company Second Closing Deliveries. On or prior to the Second Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following, in form and substance satisfactory to the Purchaser:

(i) a Debenture in the original principal amount of the Second Closing Principal Amount duly executed by the Company, registered in the name of the Purchaser;

(ii) a Warrant duly executed by the Company, registered in the name of the Purchaser;

(iii) certificates of appropriate officials as to the existence and good standing (or similar documents applicable for such jurisdictions) of the Company, the Subsidiaries, AOI, the AOI Subsidiaries and EDOC, dated as of a date reasonably close to the Second Closing Date, in the case of AOI and the AOI Subsidiaries, being the ASIC certificate of incorporation;

(iv) a certificate, dated as of such Second Closing Date, duly executed, and delivered by an officer of the Company and each Subsidiary, certifying the resolutions of the Company’s and each Subsidiary’s Board of Directors, manager or others performing similar functions with respect to the Company and each Subsidiary, then in full force and effect authorizing, all aspects of the transactions contemplated hereby and the execution, delivery and performance by the Company and each Subsidiary of each Transaction Document to be delivered to which the Company and each Subsidiary is a party, as applicable, and the transactions contemplated hereby and thereby;

(v) an opinion of Cayman Islands counsel to the Company;

(vi) all information regarding any Action against the Company, its Subsidiaries and any of its Affiliates thereof, including but not limited to any settlements, inquiries or subpoenas, since the prior Closing Date; and

(vii) such other approvals, opinions of counsel to the Company, or documents as the Purchaser may reasonably request.

(b) Purchaser Second Closing Deliveries. On or prior to the Second Closing Date, the Purchaser shall deliver or cause to be delivered to the Company:

(i) the Purchaser’s Second Closing Subscription Amount, minus applicable legal fees and expenses of the Purchaser to be reimbursed to the Purchaser pursuant to Section 6.2, by wire transfer to the Escrow Agent to the account specified in Schedule 2.1(c) hereto.

2.4 Third Closing Deliveries.

(a) Company Third Closing Deliveries. On or prior to the Third Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following, in form and substance satisfactory to the Purchaser:

(i) a Debenture in the original principal amount of the Third Closing Principal Amount duly executed by the Company, registered in the name of the Purchaser;

(ii) a Warrant duly executed by the Company, registered in the name of the Purchaser;

(iii) certificates of appropriate officials as to the existence and good standing (or similar documents applicable for such jurisdictions) of the Company, the Subsidiaries, AOI, the AOI Subsidiaries and EDOC, dated as of a date reasonably close to the Third Closing Date, in the case of AOI and the AOI Subsidiaries, being the ASIC certificate of incorporation;

(iv) a certificate, dated as of such Third Closing Date, duly executed, and delivered by an officer of the Company and each Subsidiary certifying the resolutions of the Company’s and each Subsidiary’s Board of Directors, manager or others performing similar functions with respect to the Company and each Subsidiary, then in full force and effect authorizing, all aspects of the transactions contemplated hereby and the execution, delivery and performance by the Company and each Subsidiary of each Transaction Document to be delivered to which the Company and each Subsidiary is a party, as applicable, and the transactions contemplated hereby and thereby;

(v) an opinion of Cayman Islands counsel to the Company;

(vi) all information regarding any Action against the Company, its Subsidiaries and any of its Affiliates thereof, including but not limited to any settlements, inquiries or subpoenas, since the prior Closing Date; and

(vii) such other approvals, opinions of counsel to the Company, or documents as the Purchaser may reasonably request.

(b) Purchaser Third Closing Deliveries. On or prior to the Third Closing Date, the Purchaser shall deliver or cause to be delivered to the Company:

(i) the Purchaser’s Third Closing Subscription Amount minus applicable legal fees and expenses of the Purchaser to be reimbursed to the Purchaser pursuant to Section 6.2, by wire transfer to the Escrow Agent to the account specified in Schedule 2.1(c) hereto.

ARTICLE III.

CLOSING CONDITIONS

3.1 Conditions Precedent to First Closing.

(a) Conditions to the Purchaser’s Obligation. The obligation of the Purchaser to consummate the first Closing is subject to the satisfaction on or before the First Closing Date of each of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(i) each of the representations and warranties of the Company, AOI and EDOC contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality, a Company Material Adverse Effect, an AOI Material Adverse Effect or an EDOC Material Adverse Effect, in all respects) in each case, both when made and on the First Closing Date with the same force and effect as though such representations and warranties had been made on and as of such First Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Company, AOI and EDOC required to be performed hereunder at or prior to the First Closing Date shall have been performed;

(iii) the Company shall have delivered or caused to be delivered each of the items set forth in Section 2.2(a);

(iv) there shall have been no Company Material Adverse Effect, AOI Material Adverse Effect or EDOC Material Adverse Effect since the date hereof;

(v) the Purchaser shall have received a certificate of an officer of the Company, AOI and EDOC, dated as of the First Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (i), (ii), (iii) and (iv) above;

(vi) no amendment or modification of the Business Combination Agreement shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Purchaser would reasonably expect to receive under the Transaction Documents;

(vii) the Business Combination Transactions shall have been consummated;

(viii) the Shareholder Approval shall have been obtained and deemed effective;

(ix) the Purchaser shall have received confirmation satisfactory to it that all approvals of Governmental Authorities and other approvals for the transactions contemplated herein have been obtained, and all waiting periods, if applicable, have expired;

(x) at any time following the execution of this Agreement, none of the Company, AOI, EDOC nor any of their respective subsidiaries shall have issued, or agreed to issue, any equity, equity linked or debt financing other than an Exempt Issuance or as specifically referenced herein without the prior written consent of the Purchaser;

(xi) the Company shall have entered into an equity line of credit facility with an affiliate of the Purchaser (the “Arena ELOC”);

(xii) the Ordinary Shares shall have been listed for trading on Nasdaq, and the Company shall maintain the listing of such Ordinary Shares on Nasdaq;

(xiii) other than Permitted Liens, there shall be no Lien encumbering any property or assets of the Company, AOI, EDOC or any Subsidiary or AOI Subsidiary;

(xiv) the Purchaser shall complete and be satisfied with its review of all due diligence; and

(xv) the Purchaser’s investment committee shall have approved the terms of this Agreement and the Transaction Documents.

(b) Conditions to the Company’s Obligation. The obligation of the Company to consummate the first Closing is subject to the satisfaction on or before the First Closing Date of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality or any similar qualifier, in all respects) when made and on the First Closing Date with the same force and effect as though such representations and warranties had been made on and as of such First Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Purchaser hereunder required to be performed at or prior to the First Closing Date shall have been performed; and

(iii) the Purchaser shall have delivered or caused to be delivered each of the items set forth in Section 2.2(b).

3.2 Conditions Precedent to Second Closing.

(a) Conditions to the Purchaser’s Obligation. The obligation of the Purchaser to consummate the second Closing is subject to the satisfaction on or before the Second Closing Date of each of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(i) each of the representations and warranties of the Company, AOI and EDOC contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality, a Company Material Adverse Effect, an AOI Material Adverse Effect or an EDOC Material Adverse Effect, in all respects) in each case, both when made and on the Second Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Second Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Company, AOI and EDOC required to be performed hereunder at or prior to the Second Closing Date shall have been performed;

(iii) the Company shall have delivered or caused to be delivered each of the items set forth in Section 2.3(a);

(iv) there shall have been no Company Material Adverse Effect, AOI Material Adverse Effect or EDOC Material Adverse Effect since the date hereof;

(v) no Event of Default (as such term is defined in the Debentures) shall have occurred or be continuing;

(vi) the Purchaser shall have received a certificate of an officer of the Company, AOI and EDOC, dated as of the Second Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (i), (ii), (iii), (iv), and (v) above; and

(vii) from the date hereof to the Second Closing Date, trading in the Ordinary Shares shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Second Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Second Closing Date.

(a) Conditions to the Company’s Obligation. The obligation of the Company to consummate the second Closing is subject to the satisfaction on or before the Second Closing Date of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality or any similar qualifier, in all respects) when made and on the Second Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Second Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Purchaser hereunder required to be performed at or prior to the Second Closing Date shall have been performed; and

(iii) the Purchaser shall have delivered or caused to be delivered each of the items set forth in Section 2.3(b).

3.3 Conditions Precedent to Third Closing.

(a) Conditions to the Purchaser’s Obligation. The obligation of the Purchaser to consummate the third Closing is subject to the satisfaction on or before the Third Closing Date of each of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(i) each of the representations and warranties of the Company, AOI and EDOC contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality, a Company Material Adverse Effect, an AOI Material Adverse Effect or an EDOC Material Adverse Effect, in all respects) in each case, both when made and on the Third Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Third Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Company, AOI and EDOC required to be performed hereunder at or prior to the Third Closing Date shall have been performed;

(iii) the Company shall have delivered or caused to be delivered each of the items set forth in Section 2.4(a);

(iv) there shall have been no Company Material Adverse Effect, AOI Material Adverse Effect or EDOC Material Adverse Effect since the date hereof;

(v) no Event of Default (as such term is defined in the Debentures) shall have occurred or be continuing;

(vi) the Purchaser shall have received a certificate of an officer of the Company AOI and EDOC, dated as of the Third Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (i), (ii), (iii), (iv), and (v) above; and

(vii) from the date hereof to the Third Closing Date, trading in the Ordinary Shares shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Third Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Third Closing Date.

(b) Conditions to the Company’s Obligation. The obligation of the Company to consummate the third Closing is subject to the satisfaction on or before the Third Closing Date of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality or any similar qualifier, in all respects) when made and on the Third Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Third Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Purchaser hereunder required to be performed at or prior to the Third Closing Date shall have been performed; and

(iii) the Purchaser shall have delivered or caused to be delivered each of the items set forth in Section 2.4(b).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Company. To induce Purchaser to purchase the Securities, the Company hereby represents and warrants to Purchaser and agrees with Purchaser, as of the date hereof and as of the applicable Closing Date, as follows:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company as of the date hereof are set forth on Schedule 4.1(a). Except as set forth on Schedule 4.1(a), the Company owns, directly or indirectly, all of the capital shares or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding capital shares of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Business Combination Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or Subsidiaries’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document or the Business Combination agreement (any of (i), (ii) or (iii), a “Company Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company and each Subsidiary has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which the Company and/or such Subsidiary is a party, as applicable, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and each Subsidiary party thereto, as applicable, and the consummation by the Company and/or each such Subsidiary of the transactions contemplated hereby and thereby, as applicable, have been duly authorized by all necessary action on the part of the Company and/or each such Subsidiary, as applicable, and no further action is required by the Company, the Company’s Board of Directors or the Company’s shareholders or any Subsidiary, any Subsidiary’s board of managers or others performing similar functions with respect to such Subsidiary, or any Subsidiary’s shareholders, herewith or therewith, other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company and/or any Subsidiary is a party has been (or upon delivery will have been) duly executed by the Company and any Subsidiary party thereto, as applicable, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and each such Subsidiary, enforceable against the Company and each such Subsidiary in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (the “Remedies Exceptions”).

(d) No Conflicts. The execution, delivery and performance by the Company and each Subsidiary of this Agreement and the other Transaction Documents to which the Company and/or any such Subsidiary is a party, as applicable, the issuance and sale of the Securities and the consummation by the Company and each such Subsidiary of the transactions contemplated hereby and thereby, as applicable, do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s Organizational Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Company Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as disclosed on Schedule 4.1(e), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company and/or any such Subsidiary of the Transaction Documents, other than: (i) the filings required pursuant to Section 5.6, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (iv) such filings as are required to perfect the security interest in the collateral granted to the Purchaser pursuant to the Security Documents and (v) Shareholder Approval (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. On the date of this Agreement, the Company has reserved from its duly authorized capital shares a number of Ordinary Shares for issuance of the Underlying Shares equal to or greater than the Required Minimum.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 4.1(g), which Schedule 4.1(g) includes (i) the number and type of all securities of the Company issued and outstanding, including without limitation the number of Ordinary Shares and other classes of capital shares of the Company issued and outstanding, the number and type of all securities of the Company convertible or exercisable into, or exchangeable or redeemable for, Ordinary Shares, and for any such securities, the number of Ordinary Shares into which such securities are currently convertible, exercisable, exchangeable or redeemable, as applicable and (ii) the number of Ordinary Shares owned beneficially, and of record, by Affiliates of the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except as disclosed on Schedule 4.1(g)(i), and to the extent any Person is listed in Schedule 4.1(g)(i), such Schedule 4.1(g)(i) includes a description of the security or other instrument or agreement pursuant to which such person holds such a right. Except as a result of the purchase and sale of the Securities and as disclosed in Schedule 4.1(g)(ii), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the share capital of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents or share capital of any Subsidiary (collectively “Convertible Securities”), which Schedule 4.1(g)(ii) includes for any such Convertible Securities, the number and type of such Convertible Securities issued and outstanding, and the number of Ordinary Shares or Ordinary Shares Equivalents into or for which such Convertible Securities are currently convertible, exercisable or exchangeable, as applicable, the conversion price or exercise price of such Convertible Securities, as applicable, the maturity or exercise period of such Convertible Securities, as applicable, and the current holder of such Convertible Securities. Except as set forth on Schedule 4.1(g)(iii), the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person (other than the Purchaser). Except as a result of the purchase and sale of the Securities and as disclosed in Schedule 4.1(g)(iv), there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as a result of the purchase and sale of the Securities and as disclosed in Schedule 4.1(g)(v), there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. All of the outstanding capital shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports. The Company has filed all SEC Reports for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) on a timely basis. The Company’s SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Company’s SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company’s SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with the Accounting Principles, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by the Accounting Principles, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as disclosed on Schedule 4.1(i), since the date of the latest audited financial statements included within the Company’s SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Company Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to the Accounting Principles or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any capital shares, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth in Schedule 4.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any such Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary, which could reasonably be expected to result in a Company Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Company Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all applicable Environmental Laws; (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Company’s SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Company Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; (ii) Liens for the payment of federal, state, foreign or other taxes, for which appropriate reserves have been made therefor in accordance with the Accounting Principles and, the payment of which is neither delinquent nor subject to penalties; (iii) Liens in favor of Commonwealth Bank of Australia granted by Cowcumbla and Cootamundra with PPSR registration numbers 202306230004576 and 202306230004609, respectively; and (iv) the real property mortgage in favor of Commonwealth Bank of Australia granted by Cowcumbla in respect of the property located at Lot 12 in deposited plan 1075678 at Cootamundra. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Company’s SEC Reports and which the failure to so have could have a Company Material Adverse Effect (collectively, the “Company Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Company Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Company’s SEC Reports, a written notice of a claim or otherwise has any knowledge that the Company Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Company Material Adverse Effect. To the knowledge of the Company, all such Company Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Company Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Aggregate Subscription Amount.

(r) Transactions with Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the Company’s SEC Reports, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the applicable Closing Date. Except as disclosed in the Company’s SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Except as set forth on Schedule 4.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.1(t) that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4.4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Other than the Purchaser pursuant to the Registration Rights Agreement, and as set forth on Schedule 4.1(w), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(x) Listing and Maintenance Requirements. The Ordinary Shares are expected to be registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company is applying for listing of the Ordinary Shares on Nasdaq and has not received notice from any Trading Market on which the Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Ordinary Shares are expected to be eligible for electronic transfer through the Depository Trust Company, or another established clearing corporation, and the Company will remain current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Company’s Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Organizational Documents or the laws of its country of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Transaction Documents and disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.4 hereof.

(aa) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4.4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) subject to receipt of Shareholder Approval, any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Solvency; Indebtedness. Based on the consolidated financial condition of the Company as of the applicable Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, the Company will have sufficient cash to operate its business as currently operated for a period of 12 months from the applicable Closing Date. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Closing Date. Schedule 4.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with the Accounting Principles.

(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act). The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 4.4(g) and 5.13 hereof), it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, may presently have a “short” position in the Ordinary Shares and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such hedging activities do not constitute a breach of any of the Transaction Documents.

(hh) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ii) Share Option Plans. Each share option granted by the Company under the Company’s share option plan then in effect was granted (i) in accordance with the terms of the Company’s share option plan and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such share option would be considered granted under the Accounting Principles and applicable law. No share option granted under the Company’s share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(jj) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(nn) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(oo) Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the applicable Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(pp) No Side Letters. Neither the Company nor any Affiliates of the Company have entered into any side letter or similar agreement with any Person in connection with the issuance or transfer of securities to such Person in connection with a direct or indirect investment in the Company or AOI, including but not limited to the transfer or assignment of “founder shares” to such Person.

4.2 Representations and Warranties of AOI. To induce Purchaser to purchase the Securities, AOI hereby represents and warrants to Purchaser and agrees with Purchaser, as of the date hereof and as of the applicable Closing Date, as follows:

(a) Subsidiaries. A true and complete list of all the AOI Subsidiaries as of the date hereof, together with the jurisdiction of organization or incorporation of each AOI Subsidiary and the percentage of the outstanding capital share of each AOI Subsidiary owned by AOI and each other AOI Subsidiary, in each case, is set forth in Schedule 4.2(a). Except with respect to the AOI Subsidiaries, AOI does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

(b) Organization and Qualification. AOI and each AOI Subsidiary is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (insofar as such concept exists in such jurisdiction) and has the requisite corporate or other organizational power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. AOI and each AOI Subsidiary (i) has all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, (ii) is duly qualified or licensed as a foreign corporation or other organization to do business and (iii) is in good standing, in each jurisdiction (insofar as such concept exists in such jurisdiction) where the character of the properties or assets owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to have such governmental approval or be so qualified or licensed and in good standing would not have an AOI Material Adverse Effect.

(c) Authorization; Enforcement. AOI and each AOI Subsidiary has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which AOI and/or any such AOI Subsidiary is a party, as applicable, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by AOI and each AOI Subsidiary party thereto, as applicable, and the consummation by AOI and/or each such AOI Subsidiary of the transactions contemplated hereby and thereby, as applicable, have been duly authorized by all necessary action on the part of AOI and/or each such AOI Subsidiary, as applicable, and no further action is required by AOI, AOI’s Board of Directors or AOI’s shareholders, or any AOI Subsidiary, any AOI Subsidiary’s board of managers or others performing similar functions with respect to such AOI Subsidiary, or any AOI Subsidiary’s shareholders, herewith or therewith, other than in connection with the AOI Required Approvals. This Agreement and each other Transaction Document to which AOI and/or any AOI Subsidiary is a party has been (or upon delivery will have been) duly executed by AOI and/or any AOI Subsidiary party thereto, as applicable, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of AOI and each such AOI Subsidiary, enforceable against AOI and each such AOI Subsidiary in accordance with its terms, subject to the Remedies Exceptions.

(d) No Conflicts. The execution, delivery and performance by AOI and each AOI Subsidiary of this Agreement and the other Transaction Documents to which AOI and/or any such AOI Subsidiary is a party, as applicable, and the consummation by AOI and each such AOI Subsidiary of the transactions contemplated hereby and thereby, as applicable, do not and will not, subject to the AOI Required Approvals, (i) conflict with or violate any provision of AOI’s or any AOI Subsidiary’s Organizational Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of AOI or any AOI Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an AOI or AOI Subsidiary debt or otherwise) or other understanding to which AOI or any AOI Subsidiary is a party or by which any property or asset of AOI or any AOI Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in an AOI Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as disclosed on Schedule 4.2(e), neither AOI nor any AOI Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by AOI and/or any AOI Subsidiary of the Transaction Documents, other than such filings as are required to perfect the security interest in the collateral granted to the Purchaser pursuant to the Security Documents, including (i) in relation to the Australian General Security Deed, registration on the PPSR; and (ii) in relation to the Australian Mortgage, registration of the mortgage with the titles office of NSW (the “AOI Required Approvals”).

(f) Permits; Compliance. Each of AOI and the AOI Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of AOI or the AOI Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “AOI Permits”). No suspension or cancellation of any of the AOI Permits is pending or, to the knowledge of AOI, threatened in writing. Neither AOI nor any AOI Subsidiary is in conflict with, or in default, breach or violation of, (a) any law applicable to AOI or any AOI Subsidiary or by which any property or asset of AOI or any AOI Subsidiary is bound or affected, or (b) any AOI Permit, except as and where such conflict, default, breach or violation, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent AOI from performing its material obligations under this Agreement and each such other Transaction Document. Since January 1, 2018, neither AOI nor any AOI Subsidiary has received any written notices from any Governmental Authority alleging violation of any applicable laws and to the knowledge of AOI, no employee of AOI or any AOI Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

(g) Financial Statements.

(i) AOI has made available to the Purchaser true and complete copies of the consolidated balance sheets of AOI and the AOI Subsidiaries as of June 30, 2022 and 2021, and for the half year ended December 31, 2022, and the related consolidated income statements and cash flows of AOI and the AOI Subsidiaries for the years ended June 30, 2022 and 2021, and the half year ended December 31, 2022 (the “AOI Consolidated Financial Statements”), which are attached as Schedule 4.2(g)(i). The AOI Consolidated Financial Statements (including the notes thereto) (a) were prepared in accordance with the Accounting Principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (b) fairly present, in all material respects, the financial position, results of operations and cash flows of AOI and the AOI Subsidiaries as of the date thereof and for the period indicated therein, except as otherwise noted therein.

(ii) Except as and to the extent set forth on the AOI Consolidated Financial Statements, neither AOI nor any AOI Subsidiary has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with the Accounting Principles except for (i) liabilities that were incurred in the ordinary course of business or in connection with the Transactions since December 31, 2022, (ii) obligations for future performance under any contract to which AOI or any AOI Subsidiary is a party or (iii) any other liabilities and obligations which individually or in the aggregate, would not have an AOI Material Adverse Effect.

(iii) (A) Neither AOI nor any AOI Subsidiary nor, to AOI’s knowledge, any director, officer, employee, auditor, accountant or representative of AOI or any AOI Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of AOI, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of AOI or any AOI Subsidiary that AOI or any AOI Subsidiary has engaged in questionable accounting or auditing practices and (B) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the AOI Board of Directors or any committee thereof other than in the ordinary course with the accounting or auditing firms engaged on behalf of AOI and the AOI Subsidiaries.

(iv) To the knowledge of AOI, no employee of AOI or any AOI Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law. None of AOI, any AOI Subsidiary or, to the knowledge of AOI, any officer, employee, contractor, subcontractor or agent of AOI or any such AOI Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of AOI or any AOI Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(h) Absence of Certain Changes or Events. Since June 30, 2022, except as otherwise reflected in the AOI Consolidated Financial Statements or as expressly contemplated or permitted by this Agreement, (a) AOI and the AOI Subsidiaries have conducted their respective businesses in the ordinary course and in a manner consistent with past practice in all material respects, (b) AOI and the AOI Subsidiaries have not sold, assigned or otherwise transferred any right, title, or interest in or to any of their material assets (including Intellectual Property and Business Systems) other than non-exclusive licenses or assignments or transfers in the ordinary course of business, and (c) there has not been any AOI Material Adverse Effect.

(i) Absence of Litigation. There is no Action, pending or, to the knowledge of AOI, threatened in writing against AOI or any AOI Subsidiary, or any property or asset of AOI or any AOI Subsidiary, before any Governmental Authority. Neither AOI nor any AOI Subsidiary nor any material property or asset of AOI or any AOI Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of AOI, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

(j) Real Property; Title to Assets.

(i) None of AOI nor any AOI Subsidiary has owned or presently owns (a) fee simple title to any real property (other than as disclosed in Schedule 4.2(j)(i) (the “Freehold Property”)) or (b) any ground lease interest under or pursuant to a ground lease.

(ii) Schedule 4.2(j)(ii) lists the street address and folio identifier of each parcel of Leased Real Property, and also identifies with respect to each Leased Real Property, each lease, sublease, license or other contractual arrangement under which such Leased Real Property is occupied or used (each, a “Lease”), including the date of and legal name of each of the parties to such Lease, and each guaranty, amendment, restatement, modification or supplement thereto (collectively, the “Lease Documents”). True, correct and materially complete copies of all Lease Documents have been made available to the Purchaser.

(iii) The Leased Real Property and the Freehold Property constitutes all material interests in real property currently used, occupied or held for use in connection with the business of AOI or AOI Subsidiaries and necessary for the continued operation of the business of AOI or the AOI Subsidiaries, as applicable. The Leased Real Property, the Freehold Property, including all buildings, fixtures and other improvements constituting a part thereof, is in good operating condition, except for ordinary wear and tear, without structural defects and is suitable, sufficient and appropriate for its current and contemplated uses. All mechanical and other systems located at the Leased Real Property and the Freehold Property are in good operating condition, except for ordinary wear and tear, and no condition exists requiring material repairs (other than routine maintenance) or material alterations thereof. No Leased Real Property is subject to any sublease, license or right of occupancy in favor of any third party.

(iv) AOI or the applicable AOI Subsidiary has a valid, binding and enforceable, subject to the Remedies Exceptions, leasehold interest under each of the Leases, free and clear of all Liens. Each Lease is in full force and effect and is the valid, binding and enforceable, subject to the Remedies Exceptions, obligation of each party thereto in accordance with its terms. AOI or the applicable AOI Subsidiary has accepted full possession of each individual Leased Real Property and is currently occupying and using same pursuant to the terms of the applicable Lease. No security deposit or portion thereof deposited with respect to any Lease has been applied in respect of a breach or default under such Lease, which has not been deposited in full. All “landlord work” and “tenant work” or other improvements or construction required or contemplated by each Lease has been completed in accordance with the applicable Lease and accepted by AOI or the applicable AOI Subsidiary. None of AOI nor any of the AOI Subsidiaries, nor to AOI’s knowledge, any other person is in material breach or material violation of, or default under, any Lease and no event has occurred and no circumstance exists which, if not remedied, would result in such a breach, violation or default (with or without notice or lapse of time, or both). No party to any material Lease has exercised any termination rights with respect thereto, and no such party has given written notice of any outstanding material dispute with respect to any Lease. Following the consummation of the Transactions, AOI or the applicable AOI Subsidiary will have a valid, binding and enforceable, subject to the Remedies Exceptions, leasehold interest under each of the Leases, free and clear of all Liens, and full right to possess and use the Leased Real Property in accordance with the Lease.

(v) AOI or the applicable AOI Subsidiary has all certificates of occupancy, permits, licenses, certificates of authority, authorizations, approvals, registrations, and other similar consents issued by or obtained from any Governmental Authority necessary for the current use and operation of the Leased Real Property and the Freehold Property in all material respects. The Leased Real Property and the Freehold Property is in compliance in all material respects with all applicable laws, including, fire, health, building, use, occupancy, subdivision and zoning laws.

(vi) There do not exist any actual or, to AOI’s knowledge, threatened condemnation or eminent domain proceedings that affect any Leased Real Property, any Freehold Property or any part thereof, and none of AOI nor any of the AOI Subsidiaries has received any written notice of the intention of any Governmental Authority or other person to take or use any Leased Real Property, any Freehold Property or any part thereof or interest therein.

(vii) AOI or the AOI Subsidiaries, as applicable, have not received any written notice from any insurance company that has issued a policy with respect to any Leased Real Property or any Freehold Property (a) requiring performance of any structural or other repairs or alterations to such Leased Real Property or Freehold Property that have not been completed, (b) increasing the premiums payable under such insurance policy as a result of the current or proposed use of the Leased Real Property or Freehold Property insured under such insurance policy or (c) cancelling such insurance policy.

(viii) None of AOI nor any of the AOI Subsidiaries, nor any of their respective affiliates owns or holds, or is obligated under or is a party to, any option, right of first refusal or other contractual (or other) right or obligation to purchase, acquire, sell, assign or dispose of any portion of or interest in the Freehold Property, the Leased Real Property or the Leases.

(k) Intellectual Property. Except as set forth on Schedule 4.2(k), AOI and the AOI Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses and which the failure to so have could have an AOI Material Adverse Effect (collectively, the “AOI Intellectual Property Rights”). None of AOI nor any AOI Subsidiary has received a notice (written or otherwise) that any of the AOI Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither AOI nor any AOI Subsidiary has received, since June 30, 2022, a written notice of a claim or otherwise has any knowledge that the AOI Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have an AOI Material Adverse Effect. To the knowledge of AOI, all such AOI Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the AOI Intellectual Property Rights. AOI and the AOI Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have an AOI Material Adverse Effect.

(l) Environmental Matters. Except as would not have an AOI Material Adverse Effect, (i) each of AOI and the AOI Subsidiaries is, and has been since January 1, 2020, in compliance with all applicable Environmental Laws; (ii) each of AOI and the AOI Subsidiaries has obtained and is in compliance with all permits, licenses, franchises, grants, exemptions, registrations, accreditations and other authorizations required under Environmental Laws (“Environmental Permits”) to own, lease and operate its properties and to carry on its business, and each such Environmental Permit is in full force and effect, free from breach, and will not be adversely affected by the Transactions; (iii) neither AOI nor any AOI Subsidiary has received written notice from any person regarding any actual or alleged violation of, or liability under, any Environmental Law, the subject of which has not been fully resolved; (iv) except for regulatory orders of general applicability, neither AOI nor any AOI Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award applicable to it or with respect to its assets arising under Environmental Law under which any material obligation remains unsatisfied; (v) to the knowledge of AOI, none of the properties currently or formerly owned, leased or operated by AOI or any AOI Subsidiary are contaminated with any Hazardous Materials in violation of applicable Environmental Laws or in a manner that requires or would reasonably be expected to require reporting, investigation, remediation, monitoring or other response action by AOI or any AOI Subsidiary pursuant to applicable Environmental Laws; (vi) neither AOI nor any AOI Subsidiary has handled, stored, transported, disposed of, arranged for or permitted the disposal of, or Released any Hazardous Materials, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to material liability under any Environmental Law; (vii) to the knowledge of AOI, the Transactions will not result in any liabilities for site investigation or cleanup, or require the consent of any Person, pursuant to any so-called “transaction-triggered” or “responsible property transfer” requirements in any Environmental Laws; and (viii) neither AOI nor any AOI Subsidiary has, either expressly or by operation of law, assumed or undertaken any material liability, including any obligation for corrective or remedial action, of any other person relating to Environmental Laws.

(m) Insurance. Except as would not have an AOI Material Adverse Effect: (i) each insurance policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; and (ii) neither AOI nor any AOI Subsidiary is in breach or default, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under an insurance policy.

(n) Sanctions, Import Control and Export Control Laws.

(i) None of AOI, any AOI Subsidiary, nor any of their respective directors, officers, employees or agents was in the past five years or is a Restricted Person.

(ii) None of AOI nor any AOI Subsidiary, is in material violation of, or has materially violated in the past five years, Sanctions Laws, Import Controls Laws, or Export Control Laws.

(iii) None of AOI nor any AOI Subsidiary:

(A) is or has been in the past five years subject to any written action, suit, claim, proceeding, prosecution, settlement, formal or informal notice, or investigation with respect to Sanctions Laws, Import Control Laws, or Export Control Laws; or

(B) in the past five years made a voluntary, directed, or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any alleged noncompliance with Sanctions Laws, Import Control Laws, or Export Control Laws.

(o) Indebtedness. Schedule 4.2(o) sets forth, as of the date hereof, all outstanding secured and unsecured Indebtedness of AOI and/or any AOI Subsidiary, or for which AOI and/or any AOI Subsidiary has commitments.

(p) Trustee. AOI and each AOI Subsidiary does not enter into any Transaction Document or hold any property as trustee.

4.3 Representations and Warranties of EDOC. To induce the Purchaser to purchase the Securities, EDOC hereby represents and warrants to the Purchaser and agrees with the Purchaser, as of the date hereof and as of the First Closing Date, as follows:

(a) Corporate Organization.

(i) EDOC is a publicly listed special purpose acquisition corporation formed as an exempt company duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power, authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such governmental approval or be so qualified or licensed and in good standing would not have an EDOC Material Adverse Effect.

(ii) EDOC does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, business association or other person.

(b) Organizational Documents. EDOC has heretofore furnished to the Purchaser complete and correct copies of EDOC’s Organizational Documents. EDOC’s Organizational Documents are in full force and effect. EDOC is not in violation of any of the provisions of its Organizational Documents in any material respect.

(c) Capitalization.

(i) As of the date hereof, the authorized share capital of EDOC consists of (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share (“EDOC Class A Ordinary Shares”), (ii) 50,000,000 Class B ordinary shares, par value $0.0001 per share (“EDOC Class B Ordinary Shares”) and (iii) 5,000,000 preference shares, par value $0.0001 per share (“EDOC Preference Shares”). As of the date hereof, (A) 3,636,876 EDOC Class A Ordinary Shares are issued and outstanding (which includes 832,877 shares subject to redemption rights), (B) one (1) EDOC Class B Ordinary Share is issued and outstanding, (C) no EDOC Preference Shares are issued and outstanding, (D) no shares of EDOC Class A Ordinary Shares nor EDOC Class B Ordinary Shares are held in the treasury of EDOC, (E) 9,000,000 redeemable warrants to purchase 4,500,000 EDOC Class A Ordinary Shares and 479,000 private placement warrants (which includes 65,000 private placement warrants issued to I-Bankers) to purchase 239,500 EDOC Class A Ordinary Shares, and 450,000 warrants issued to I-Bankers upon the closing of EDOC’s initial public offering exercisable at $12.00 per share, are issued and outstanding (collectively, the “EDOC Warrants”) and (F) 9,000,000 rights sold as part of the units in EDOC’s initial public offering to acquire 900,000 EDOC Class A Ordinary Shares as well as 479,000 private placement rights to acquire 47,900 EDOC Class A Ordinary Shares (“EDOC Rights”) upon consummation of the Business Combination Transactions. Each EDOC Warrant is exercisable for the number of shares of EDOC Class A Ordinary Shares stated in each EDOC Warrant at an exercise price of $11.50 per share.

(ii) All issued and outstanding shares of EDOC Class A Ordinary Shares, EDOC Class B Ordinary Shares, EDOC Warrants and EDOC Rights (i) are duly authorized, validly issued, fully paid and nonassessable, (ii) are not subject to any preemptive rights, (iii) have been issued and granted in compliance with all applicable securities laws and other applicable laws and (iv) were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and EDOC’s Organizational Documents.

(iii) Other than the EDOC Warrants, the EDOC Rights and the Sponsor Notes (as defined in the Company Registration Statement), there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of EDOC or obligating EDOC to issue or sell any capital shares, or other equity interests in, EDOC. EDOC is not a party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights. Other than as disclosed in the EDOC SEC Reports, there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of EDOC Class A Ordinary Shares or any of the equity interests or other securities of EDOC. EDOC does not own any equity interests in any person.

(iv) Other than redemption rights, there are no outstanding contractual obligations of EDOC to repurchase, redeem or otherwise acquire any EDOC Class A Ordinary Shares or EDOC Class B Ordinary Shares or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any persons.

(d) Authority; Enforcement. EDOC has the requisite corporate power and authority to enter into and to consummate the Transactions contemplated by this Agreement and each of the other Transaction Documents to which EDOC is a party, as applicable, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by EDOC of this Agreement and each of the other Transaction Documents to which EDOC is a party, as applicable, and the consummation by EDOC of the Transactions contemplated hereby and thereby, as applicable, have been duly authorized by all necessary action on the part of EDOC, as applicable, and no further action is required by EDOC, EDOC’s Board of Directors or EDOC’s shareholders, herewith or therewith, other than in connection with the Required EDOC Shareholder Approval. This Agreement and each other Transaction Document to which EDOC is a party has been (or upon delivery will have been) duly executed by EDOC, as applicable, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of EDOC, enforceable against EDOC in accordance with its terms, subject to the Remedies Exceptions.

(e) No Conflicts. The execution, delivery and performance by EDOC of this Agreement and the other Transaction Documents to EDOC is a party, as applicable, and the consummation by EDOC of the Transactions contemplated hereby and thereby by EDOC, as applicable, do not and will not, subject to the Required EDOC Shareholder Approval (i) conflict with or violate any provision of EDOC’s Organizational Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of EDOC, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an EDOC debt or otherwise) or other understanding to which EDOC is a party or by which any property or asset of EDOC is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which EDOC is subject (including federal and state securities laws and regulations), or by which any property or asset of EDOC is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in an EDOC Material Adverse Effect.

(f) Filings, Consents and Approvals. Except as disclosed on Schedule 4.3(f), EDOC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by EDOC of the Transaction Documents, other than the Required EDOC Shareholder Approval.

(g) Compliance. EDOC is not or has not been in material conflict with, or in default, breach or violation of, (a) any law applicable to EDOC or by which any property or asset of EDOC is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which EDOC is a party or by which EDOC or any property or asset of EDOC is bound. EDOC is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for EDOC to own, lease and operate its properties or to carry on its business as it is now being conducted. To EDOC’s knowledge, no employee, officer, director or agent of EDOC has been debarred or otherwise forbidden by any applicable law or any Governmental Authority from involvement in the operations in a business similar to the business of AOI and the AOI Subsidiaries.

(h) SEC Filings; Financial Statements; Sarbanes-Oxley.

(i) Except as set forth on Schedule 4.3(h), EDOC has filed all SEC Reports required to be filed by it with the Commission since November 9, 2020, together with any amendments, restatements or supplements thereto. EDOC has heretofore furnished to the Purchaser true and correct copies of all amendments and modifications that have not been filed by EDOC with the Commission to all agreements, documents and other instruments that previously had been filed by EDOC with the Commission and are currently in effect. As of their respective dates, EDOC’s SEC Reports (A) materially complied with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (B) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Other than as disclosed in any SEC Reports or as would not have or reasonably be expected to result in an EDOC Material Adverse Effect, each director and executive officer of EDOC has filed with the Commission on a timely basis all documents required with respect to EDOC by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(ii) Each of the financial statements (including, in each case, any notes thereto) contained in EDOC’s SEC Reports was prepared in accordance with the Accounting Principles (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q) and each fairly presents, in all material respects, the financial position, results of operations, changes in shareholders equity and cash flows of EDOC as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). EDOC has no off-balance sheet arrangements that are not disclosed in EDOC’s SEC Reports. No financial statements other than those of EDOC are required by the Accounting Principles to be included in the consolidated financial statements of EDOC.

(iii) Except as and to the extent set forth in EDOC’s SEC Reports, EDOC has no liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with the Accounting Principles, except for liabilities and obligations arising in the ordinary course of EDOC’s business.

(iv) EDOC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to EDOC and other material information required to be disclosed by EDOC in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission, and that all such material information is accumulated and communicated to EDOC’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are reasonably effective in timely alerting EDOC’s principal executive officer and principal financial officer to material information required to be included in EDOC’s periodic reports required under the Exchange Act.

(v) EDOC maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the Accounting Principles, including policies and procedures sufficient to provide reasonable assurance: (A) that EDOC maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (B) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with the Accounting Principles; (C) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (D) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. EDOC has disclosed in EDOC’s SEC Reports any and all material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of EDOC to record, process, summarize and report financial data. EDOC has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involves management or other employees or consultants who have or had a significant role in the internal control over financial reporting of EDOC. Except as disclosed in EDOC’s SEC Reports since November 12, 2020, there have been no material changes in EDOC internal control over financial reporting.

(vi) There are no outstanding loans or other extensions of credit made by EDOC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of EDOC. EDOC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(vii) Except as disclosed in EDOC’s SEC Reports, neither EDOC (including any employee thereof) nor EDOC’s independent auditors have identified or been made aware of (A) any significant deficiency or material weakness in the system of internal accounting controls utilized by EDOC, (B) any fraud, whether or not material, that involves EDOC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by EDOC or (C) any claim or allegation regarding any of the foregoing.

(viii) As of the date hereof, there are no outstanding comments from the Commission with respect to EDOC’s SEC Reports. To the knowledge of EDOC, none of EDOC’s SEC Reports filed on or prior to the date hereof is subject to ongoing Commission review or investigation as of the date hereof.

(i) Absence of Certain Changes or Events. Since November 12, 2020, except as expressly contemplated by this Agreement, (i) EDOC has conducted its business in the ordinary course and in a manner consistent with past practice in all material respects and (ii) there has not been any EDOC Material Adverse Effect that has not been resolved as of the date hereof.

(j) Absence of Litigation. There is no Action pending or, to the knowledge of EDOC, threatened against EDOC, or any property or asset of EDOC, before any Governmental Authority. Neither EDOC nor any material property or asset of EDOC is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of EDOC, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

(k) Brokers. Except as set forth in Schedule 4.3(k), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of EDOC.

(l) EDOC Trust Fund. As of the date of this Agreement, EDOC has no less than $9,341,597.26 in the trust fund established by EDOC for the benefit of its public shareholders (the “Trust Fund”) maintained in a trust account at  Continental Stock Transfer & Trust Company, LLC (the “Trust Account”). The monies of such Trust Account are invested in United States Treasury securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to that certain Investment Management Trust Agreement, dated as of November 9, 2020, by and between EDOC and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. EDOC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by EDOC or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied) (a) between EDOC and the Trustee that would cause the description of the Trust Agreement in EDOC’s SEC Reports to be inaccurate in any material respect or (b) to the knowledge of EDOC, that would entitle any person (other than shareholders of EDOC who shall have elected to redeem their shares of EDOC Class A Ordinary Shares pursuant to EDOC’s Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the consummation of the Business Combination Transactions, none of the funds held in the Trust Account may be released except (i) to pay taxes from any interest income earned in the Trust Account and (ii) upon the exercise of redemption rights in accordance with the provisions of EDOC’s Organizational Documents. There are no material Actions pending or, to the knowledge of EDOC, threatened in writing with respect to the Trust Account. There are no claims, proceedings or other Actions pending with respect to, or against, the Trust Fund and, to the knowledge of EDOC, there are no events, circumstances or conditions that would reasonably result in any such claim, proceeding or other Action.

(m) Employees. Other than any officers of EDOC as described in EDOC’s SEC Reports, EDOC has never employed any employees. Other than consultants and advisors retained in the ordinary course of business (including in connection with the Transactions) or as described in EDOC’s SEC Reports, EDOC has never retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by EDOC’s officers and directors in connection with activities on EDOC’s behalf in an aggregate amount not in excess of the amount of cash held by EDOC outside of the Trust Account, EDOC has no unsatisfied material liability with respect to any employee, officer or director. EDOC has never and does not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. The execution and delivery of this Agreement nor the other Transaction Documents nor the consummation of the Transactions will (i) result in any payment becoming due to any director, officer or employee of EDOC, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to any “excess parachute payment” within the meaning of Section 280G of the Code. There is no contract, agreement, plan or arrangement to which EDOC is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person.

(n) Listing. As of the date hereof, the issued and outstanding shares of EDOC Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on The Nasdaq Capital Market under the symbol “ADOC”. The issued and outstanding EDOC Rights are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on The Nasdaq Capital Market under the symbol “ADOCR”. The issued and outstanding EDOC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on The Nasdaq Capital Market under the symbol “ADOCW”.

(o) Prior Business Operation. EDOC has limited its activities in all material respects to those activities (i) contemplated in the prospectus of EDOC, dated as of November 9, 2020, or (ii) otherwise necessary to consummate the Transactions.

(p) EDOC Material Contracts.

(i) EDOC’s SEC Reports include materially true and complete copies of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which EDOC is party (the “EDOC Material Contracts”).

(ii) Each EDOC Material Contract is in full force and effect and, to the knowledge of EDOC, is valid and binding upon and enforceable against each of the parties thereto (subject to the Remedies Exceptions), except insofar as enforceability may be limited by the Remedies Exceptions. True and complete copies of all EDOC Material Contracts have been made available to the Purchaser.

(q) Proxy Statement/Prospectus. None of the information relating to EDOC supplied by EDOC in writing for inclusion in the Form F-4 for the Business Combination Transactions, as amended or supplemented (the “Business Combination Form F-4”), will, as of the date the Business Combination Form F-4 is first mailed to the EDOC shareholders or at the time of the EDOC shareholders’ meeting to vote on the Business Combination Transactions, contain any misstatement of a material fact or omission of any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that EDOC makes no representation with respect to (i) any forward-looking statements or (ii) information regarding the Company or AOI, or any of their subsidiaries, supplied by or on behalf of EDOC for inclusion in, or relating to information to be included in the Business Combination Form F-4.

(r) Indebtedness. Schedule 4.3(r) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of EDOC and/or any subsidiary thereof, or for which EDOC and/or any subsidiary thereof has commitments.

4.4 Representations and Warranties of the Purchaser. To induce the Company to issue the Securities, the Purchaser hereby represents and warrants to the Company, AOI and EDOC and acknowledges and agrees with the Company, AOI and EDOC, as of the date hereof and as of the applicable Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date), as follows:

(a) Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to an effective Registration Statement covering the resale of such Securities or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser can bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not, to the Purchaser’s knowledge, purchasing the Securities because of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the Company’s SEC Reports and EDOC’s SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company, AOI and EDOC concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities, (ii) access to information about each of the Company, AOI and EDOC and each of its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional information that each of the Company, AOI and EDOC possess or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company for the Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

The Company, AOI and EDOC each acknowledge and agree that the representations contained in this Section 4.4 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s, AOI’s or EDOC’s representations and warranties contained in this Agreement, as applicable, or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares to effect Short Sales or similar transactions in the future.

ARTICLE V.

OTHER AGREEMENTS OF THE PARTIES

5.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities have been registered for resale pursuant to a Registration Statement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 5.1(b) hereof): (i) while a registration statement (including any Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall, at its expense, cause its counsel, or at the option of the Purchaser, counsel determined by the Purchaser, to issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Purchaser, respectively subject to compliance with the holding period requirements of Rule 144 (for the avoidance of doubt, the Company shall pay all costs associated with such opinions). If all or any portion of a Debenture is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 5.1(c), it will, no later than the earlier of (A) two (2) Trading Days and (B) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Article V. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend. In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, 2% of the total of the value of the Underlying Shares for which the removal of the legend is sought (based on the VWAP of the Ordinary Shares on the date such Securities are submitted to the Transfer Agent) for each full month that said opinion is not delivered after the Legend Removal Date until such certificate is delivered without a legend.

(d) In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Ordinary Shares on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 5.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by the Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Purchaser of all or any portion of the number of Ordinary Shares, or a sale of a number of Ordinary Shares equal to all or any portion of the number of Ordinary Shares that the Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to the Purchaser by the Legend Removal Date multiplied by (B) the average of the closing sale prices of the Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by the Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e) The Purchaser agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the Company’s reliance upon this understanding.

5.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

5.3 Furnishing of Information; Public Information.

(a) Until the time that the Purchaser does not own any Securities, the Company covenants to maintain the registration of the Ordinary Shares under Sections 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the Aggregate Subscription Amount of the Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchaser to transfer the Underlying Shares pursuant to Rule 144, provided that such liquidated damages shall not exceed in the aggregate to twenty-five percent (25.0%) of the Purchaser’s Aggregate Subscription Amount.  The payments to which the Purchaser shall be entitled pursuant to this Section 5.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5.4 Integration. The Company, AOI and EDOC shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.5 Conversion and Exercise Procedures. Each of the form of “Notice of Exercise” included in the Warrants and the form of “Notice of Conversion” included in the Debentures set forth the totality of the procedures required of the Purchaser to exercise the Warrants or convert the Debentures, respectively. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required to exercise the Warrants or convert the Debentures. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise its Warrants or convert its Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

5.6 Securities Laws Disclosure; Publicity. (a) EDOC shall by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby and pursuant to the Business Combination Agreement, and (b) EDOC shall file a Current Report on Form 8-K, including the Transaction Documents, Business Combination Agreement and other material agreements entered into in connection therewith as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have caused to have publicly disclosed all material, non-public information with respect to the Company delivered to the Purchaser by the Company, any of the Subsidiaries, AOI or any AOI Subsidiary, or any of their respective officers, directors, employees, or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Parties acknowledge and agree that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of the Subsidiaries, AOI, any AOI Subsidiary or EDOC, or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of their Affiliates on the other hand, shall terminate. EDOC, the Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the Transactions contemplated hereby, and none of the Parties shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

5.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

5.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the Business Combination Agreement, which shall be disclosed pursuant to Section 5.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of the Subsidiaries, AOI, any AOI Subsidiary or EDOC, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to the Company, any of the Subsidiaries, AOI, any AOI Subsidiary or EDOC, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of the Subsidiaries, AOI, any AOI Subsidiary or EDOC, or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice delivered or received by the Company or any of its Subsidiaries pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company any of the Subsidiaries, AOI, any AOI Subsidiary or EDOC, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder to on-lend to Cowcumbla under the Intercompany Loan Agreement for working capital purposes of Cowcumbla and its subsidiaries upon the consummation of the Business Combination Transactions and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s, AOI’s or EDOC’s debt (other than for payment of trade payables in the ordinary course of the Company’s, AOI’s or EDOC’s business and prior practices), (b) for the redemption of any Ordinary Shares or Ordinary Shares Equivalents, (c) for the settlement of any outstanding litigation, (d) in violation of the Australian financial assistance rules including those in Part 2J.3 of the Australian Corporations Act 2001, or FCPA or OFAC regulations, (e) to lend, give credit or make advances to any officers, directors, employees or affiliates of the Company, (f) to pay any dividend or distribution to any shareholder of Cowcumbla, or (g) to lend, give credit, or make advances to any person or entity, other than any subsidiary of Cowcumbla. For the avoidance of doubt, the Company shall not use the proceeds from the sale of the Securities in order to effect the Business Combination Transactions, but only for working capital purposes upon the consummation of the Business Combination Transactions.

5.10 Indemnification of Purchaser. Subject to the provisions of this Section 5.10, the Company will indemnify and hold the Purchaser and its partners, directors, officers, shareholders, members, employees, professional advisors, attorneys, agents and any Affiliate thereof (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, and “Indemnified Person”) harmless from and against any and all losses, claims, damages, expenses, liabilities, obligations, contingencies, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company, AOI or EDOC in this Agreement or in the other Transaction Documents or (b) any action instituted against the Indemnified Persons in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Indemnified Person’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnified Person may have with any such shareholder or any violations by such Indemnified Person of state or federal securities laws or any conduct by such Indemnified Person which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Indemnified Person in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Person shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnified Person, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Indemnified Person under this Agreement (y) for any settlement by an Indemnified Person effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Agreement or in the other Transaction Documents. The indemnification required by this Section 5.10 shall be made by periodic payments of the amount thereof during the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Person against the Company or others and any liabilities the Company may be subject to pursuant to law.

5.11 Reservation and Listing of Securities; Shareholder Approval.

(a) The Company shall at all times maintain a reserve of the Required Minimum from its duly authorized Ordinary Shares for issuance pursuant to the Transaction Documents in such amounts as may then be required to fulfill its obligations in full under the Transaction Documents. If, on any date, the number of authorized but unissued (and otherwise unreserved) Ordinary Shares is less than the Required Minimum on such date (a “Required Minimum Failure”), then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, an amount in cash equal to two percent (2.0%) of the Aggregate Subscription Amount of the Purchaser’s Securities on the day of a Required Minimum Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty days) thereafter until the date such Required Minimum Failure is cured; provided that such liquidated damages shall not exceed in the aggregate to twenty-five percent (25.0%) of the Purchaser’s Aggregate Subscription Amount.  The payments to which the Purchaser shall be entitled pursuant to this Section 5.11(a) are referred to herein as “Required Minimum Failure Payments.”  Required Minimum Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Required Minimum Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Required Minimum Failure is cured.  In the event the Company fails to make Required Minimum Failure Payments in a timely manner, such Required Minimum Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Required Minimum Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(b) Upon the occurrence of a Required Minimum Failure, the Company’s Board of Directors shall use commercially reasonable efforts to amend the Company’s memorandum and articles of association to increase the number of authorized but unissued Ordinary Shares to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after the first date on which such Required Minimum Reservation Failure occurred.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of Ordinary Shares at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such Ordinary Shares to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation of such Ordinary Shares on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(d) The Company shall hold a meeting of shareholders at the earliest practicable date after the date hereof, unless held earlier, for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval if not already obtained by the date hereof.

5.12 Subsequent Equity Sales.

(a)  From the (i) the First Registration Statement Effectiveness Date until 180 days after the First Registration Statement Effectiveness Date, (ii) the Second Registration Statement Effectiveness Date until 180 days after the Second Registration Statement Effectiveness Date and (iii) the Third Registration Statement Effectiveness Date until 180 days after the Third Registration Statement Effectiveness Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Shares Equivalents, except as set forth in Section 5.12(c) below.

(b) From the date hereof until such time as the Purchaser does not hold any of the Debentures, the Company shall be prohibited, unless agreed to by the Purchaser, from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Shares Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company, AOI or EDOC (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company, AOI or EDOC, as applicable, or the market for the Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company, AOI or EDOC, as applicable, may issue securities at a future determined price; provided for the avoidance of doubt, “Variable Rate Transaction” shall not include any issuance of any Securities hereunder or under any Transaction Documents and/or any issuance of securities upon the exercise, exchange of or conversion of any Securities issued hereunder, issued under any Transaction Document, issued under the Business Combination Agreement or any Securities issued and outstanding as of the date hereof. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)  Notwithstanding the foregoing, this Section 5.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

5.13 Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 5.6.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 5.6, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (a) the Purchaser does not make any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 5.6, (b) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 5.6 and (c) the Purchaser shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 5.6.  Notwithstanding the foregoing, in the case that the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

5.14 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or Blue Sky Laws of the states of the United States and shall provide evidence of such actions promptly upon request of the Purchaser.

5.15 Most Favored Nation. The Purchaser, whether or not participating in a particular Subsequent Financing (defined below), shall have the right, exercisable at any time prior to the Notice Termination Time (defined below) for such Subsequent Financing, to accept the securities and terms of such Subsequent Financing in lieu of the Securities and the terms of this Agreement (“MFN Right”), subject to the terms and conditions set forth herein. If the Company receives such notice from the Purchaser of the exercise of its MFN Right on or prior to the Notice Termination Time for such Subsequent Financing, then: (i) effective upon the closing of such Subsequent Financing, the terms of the Securities (and, if and to the extent relevant, the underlying securities) then held by the Purchaser and this Agreement (collectively, “Present Terms”) shall automatically be amended by (x) substituting the form, mix and Present Terms of such securities (and, if and to the extent relevant, the underlying securities) with those of the securities issued in the Subsequent Financing (and, if and to the extent relevant, the underlying securities) (the “Subsequent Financing Terms”) and (y) incorporating by reference, mutatis mutandis, the Subsequent Financing Terms in lieu of the Present Terms; and (ii) thereafter, upon the reasonable request of the Company or the Purchaser, the parties shall reasonably cooperate with each other in order to further or better evidence or effect such substitution(s) and amendment(s), and to otherwise carry out the intent and purposes of this Section 5.15, including the physical exchange of securities. Notwithstanding anything contained herein to the contrary, the MFN Right shall also apply to an Exempt Issuance.

5.16 Participation in Future Financings.

(a) From the date hereof until the first (1st) anniversary of the date hereof, upon any issuance by the Company of Ordinary Shares or Ordinary Shares Equivalents for consideration (a “Subsequent Financing”), the Purchaser shall have the right to participate in any such Subsequent Financing in an amount equal to 25% of the amount of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) Not later than the sixth (6th) Trading Day prior to the Trading Day of the expected announcement of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

(c) If the Purchaser desires to participate in such Subsequent Financing, the Purchaser must provide written notice to the Company by no later than 6:30 am (New York City time) on the Trading Day that is five (5) Trading Days following date on which the Subsequent Financing Notice is delivered to the Purchaser (the “Notice Termination Time”) that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Purchaser as of such Notice Termination Time, the Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(d) If, by the Notice Termination Time, the aggregate desired participation amount indicated by the Purchaser from whom the Company has received responses to a Subsequent Financing Notice is less than the total proposed amount of the applicable Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 5.16, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

(f) Notwithstanding the foregoing, this Section 5.16 shall not apply in respect of an Exempt Issuance, or any other public offering of Ordinary Shares or Ordinary Shares Equivalents pursuant to a registration statement on Form F-1 or Form F-3.

5.17 Purchaser’s Exercise/Conversion Limitation upon Reserved Shares Deficit. Notwithstanding anything to the contrary set forth herein or in any Transaction Document, if at any time, the number of Ordinary Shares reserved for issuance by the Company in order to fulfill its obligations under the Transaction Documents (the “Reserved Shares”) is less than the aggregate number of shares then issuable upon the exercise and conversion in full of all then outstanding Debentures and Warrants (a “Reserved Shares Deficit”), the Company and the Purchaser agrees that the Purchaser shall not be entitled to exercise or convert Debentures or Warrants for a number of Ordinary Shares greater than the Purchaser’s Aggregate Subscription Amount of the Reserved Shares until such time as the number of Reserved Shares is equal to or greater than the aggregate number of shares then issuable upon the exercise and conversion in full of all then outstanding Debentures and Warrants. Within one (1) day of the occurrence of a Reserved Shares Deficit, the Company shall provide notice to the Purchaser of the number of Reserved Shares and the Reserved Shares Deficit, and within one (1) day of the cure of any Reserved Shares Deficit, the Company shall provide notice to the Purchaser of such cure.

5.18 Capital Changes. Until the eighteen (18) month anniversary of the First Closing Date, the Company shall not undertake a reverse or forward share split or reclassification of the Ordinary Shares without the prior written consent of the Purchaser. Such consent shall not be required if such action is taken to maintain the listing of the Ordinary Shares on Nasdaq or the New York Stock Exchange, as applicable.

5.19 Due Diligence Review. Each of the Company, AOI and EDOC shall (i) provide such information and assistance as the Purchaser may reasonably request, (ii) grant such access to the Company, AOI, EDOC and their respective representatives as may be reasonably necessary for their due diligence, and (iii) participate in a reasonable number of meetings and due diligence sessions in order to facilitate the due diligence efforts of the Purchaser.

5.20 Non-Circumvention Agreement. Neither the Company nor AOI shall, in any manner circumvent or attempt to circumvent the Transactions contemplated hereunder and shall not enter into direct or indirect offers, negotiations or transactions with a third party in lieu of the Transactions hereunder.

5.21 AOI Covenants. Until the First Closing Date, in addition to, but not in substitution of, each covenant of EDOC hereunder, AOI hereby covenants to the Purchaser such covenants set forth in this Article V that are reasonably apparent should apply to AOI and/or are not applicable to a public company such as EDOC shall apply to AOI and/or any AOI Subsidiaries, as applicable, mutatis mutandis (including, without limitation, with any securities of EDOC, as applicable, referred to therein deemed to be securities of AOI and/or any of the AOI Subsidiaries, as applicable). For the avoidance of doubt, this Section 5.21 shall not relieve EDOC of any of its obligations pursuant to this Article V with respect to itself, its subsidiaries or any of their securities, as applicable.

5.22 Exclusivity. The Company, AOI and EDOC agree to refrain from soliciting, accepting or encouraging any other financing proposal similar to the transactions contemplated hereunder until at least October 31, 2023.

5.23 Waiver Against Trust. Reference is made to the final prospectus of EDOC, dated as of November 9, 2020 and filed with the SEC (File No. 333-248819) on November 12, 2020 (the “Prospectus”). Purchaser hereby represents and warrants that it has read the Prospectus and understands that EDOC has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of EDOC’s public shareholders (including overallotment shares acquired by EDOC’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, EDOC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their EDOC public shares in connection with the consummation of EDOC’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders if EDOC fails to consummate a Business Combination within the time frame set forth in EDOC’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any taxes, or (d) to EDOC after or concurrently with the consummation of a Business Combination. For and in consideration of EDOC entering into this Agreement and discussions with Purchaser regarding the possible Transactions and providing Purchaser and/or its Representatives with access to Confidential Information in connection with such discussions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither Purchaser nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between EDOC or its Representatives, on the one hand, and Purchaser or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Purchaser on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that Purchaser or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with EDOC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with EDOC or its Affiliates). Purchaser agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by EDOC and its Affiliates to induce EDOC to enter in this Agreement, and Purchaser further intends and understands such waiver to be valid, binding and enforceable against Purchaser and each of its Affiliates under applicable law. To the extent Purchaser or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to EDOC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against EDOC or its Representatives, Purchaser hereby acknowledges and agrees that Purchaser’s and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Purchaser or its Affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. For the avoidance of doubt, the provisions of this section shall not restrict the Purchaser in its capacity as a Public Shareholder, if applicable, from redeeming any shares of EDOC that it owns in accordance with EDOC’s Organizational Documents and the Prospectus.

ARTICLE VI.

MISCELLANEOUS

6.1 Termination.

(a) This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the Parties hereto to terminate this Agreement; (b) such date and time as the Business Combination Agreement is terminated in accordance with Section 11.1 thereof; and (c) written notice by the Company to the Purchaser or by the Purchaser to the Company if the first Closing has not been consummated on or prior to the 90th calendar day after the execution of this Agreement.

(b) If the second Closing has not been consummated on or before the date that is six (6) months following the First Closing Date, this Agreement may be terminated by the Purchaser, by written notice to the Company, as to the Purchaser’s obligation hereunder to consummate the second Closing only and without any effect on the obligations of the other Parties hereunder or the rights and obligations of any Party under any other Transaction Documents.

(c) If the third Closing has not been consummated on or before the date that is ten (10) months following the First Closing Date, this Agreement may be terminated by the Purchaser, by written notice to the Company, as to the Purchaser’s obligation hereunder to consummate the third Closing only and without any effect on the obligations of the other Parties hereunder or the rights and obligations of any Party under any other Transaction Documents.

(d) Notwithstanding anything to the contrary set forth herein, no termination of the Agreement pursuant to Section 6.1(a), nor any termination of the Purchaser’s obligation to consummate the second Closing or the third Closing pursuant to Section 6.1(b) or 6.1(c), as applicable, will relieve any Party from liability for any willful breach hereof prior to the time of such termination, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Purchaser of the termination of the Business Combination Agreement promptly after any termination of such agreement and the provisions of Article VI of this Agreement will survive any termination of this Agreement and continue indefinitely.

6.2 Fees and Expenses. Prior to the first Closing, the Company agrees to reimburse the Purchaser for all of its legal fees and expenses in connection with the negotiation, preparation, execution, and delivery of this Agreement. At the second Closing and third Closing, the Company has agreed to reimburse the Purchaser for its legal fees and expenses in connection with the preparation, execution and delivery of the Transaction Documents to be delivered at the second Closing and third Closing, respectively, in an amount not to exceed $50,000 for each of the second Closing and third Closing. Accordingly, in lieu of the foregoing payments, the aggregate amount that the Purchaser is required to pay for the purchase of the Securities at each of the first Closing, second Closing and third Closing shall be reduced by the amount of any such reimbursement obligation of the Company then due. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise noticed delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission shown in a delivery confirmation report generated by the sender’s email system which indicates that delivery of the email to the recipient’s email address has been completed, if such notice or communication is sent via e-mail prior to 5:30 p.m. (New York City time) on any Business Day; (b) the next Business Day after the date of transmission shown in a delivery confirmation report generated by the sender’s email system which indicates that delivery of the email to the recipient’s email address has been completed, if such notice or communication is sent via e-mail on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the Party to whom such notice is required to be given, sent to the address or email address of the applicable recipient Party set forth on the signature pages attached hereto, or as to any Party hereto, at such other address as shall be designated by such Party in a written notice to the other Parties delivered in accordance with this Section 6.4. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, AOI, EDOC and the Purchaser, or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 6.5 shall be binding upon the Purchaser, any holder of Securities, the Company, EDOC and AOI.

6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. None of the Company, AOI nor EDOC may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may, without the consent of the Company, assign its rights hereunder (i) to any of its “affiliates”, as that term is defined under the Exchange Act, and (ii) solely during the continuance of any Event of Default (as such term is defined in the Debentures), to any other Person, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.” The Company’s prior written consent, not to be unreasonably withheld, conditioned or delayed, shall be required for the Purchaser to assign its rights hereunder to any Person that is not one of its “affiliates”, as that term is defined under the Exchange Act during any period in which an Event of Default (as such term is defined in the Debentures) is not then continuing, and in addition any such transferee must agree in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.” In any event, for any successor or assignee of the Purchaser to validly assume the rights of the Purchaser hereunder, such successor or assignee must (i) be an “accredited investor” within the meaning of Rule 501 under the Securities Act and (ii) not be a direct competitor of the Company or any Subsidiary, and shall provide evidence reasonably satisfactory to the Company of the foregoing at the Company’s request.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.10.

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

6.10 Survival. The representations and warranties contained herein shall survive each of the respective Closings and the delivery of the Securities at each Closing.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable. In addition, the Parties agree to use their commercially reasonable efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any such that is held invalid, void or unenforceable by a court of competent jurisdiction.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the Purchaser shall be required to return any Ordinary Shares subject to any such rescinded conversion or exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser, the Company, AOI and EDOC will be entitled to specific performance under the Transaction Documents. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Usury. To the extent it may lawfully do so, each of the Company, on behalf of itself and all of its Subsidiaries, AOI, on behalf of itself and all of the AOI Subsidiaries, and EDOC hereby agree not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company or any Subsidiary may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action after the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest more than the Maximum Rate is paid by the Company or any Subsidiary to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company or the applicable Subsidiary, the manner of handling such excess to be at the Purchaser’s election.

6.18 Liquidated Damages. The Company’s and each Subsidiary’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken, or such right may be exercised, on the next succeeding Business Day.

6.20 Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

6.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AUSTRALIAN OILSEEDS HOLDINGS LIMITED	Address for Notice: 126 – 142 Cowcumbla Street, Cootamundra Site 2 52 Fuller Drive Cootamundra P.O. Box 263 Cootamundra 2590

By:	/s/ Gary Seaton		Email: gary@energreennutrition.com.au
	Name:	Gary Seaton
	Title:	Chairman and Chief Executive Officer

With a copy to (which shall not constitute notice):

Rimon, P.C.

1990 K Street, NW, Suite 420

Washington, DC 20006

Attn: Debbie A. Klis, Esq.

Email: deborrah.klis@rimonlaw.com

AUSTRALIAN OILSEEDS INVESTMENTS PTY LTD.	Address for Notice: 126 – 142 Cowcumbla Street, Cootamundra Site 2: 52 Fuller Drive Cootamundra PO Box 263 Cootamundra 2590
Executed in accordance with	Email: gary@energreennutrition.com.au
section 127 of the Corporations
Act 2001 by Australian Oilseeds
Investments Pty Ltd:

/s/ Gary Seaton
Director	Director/Secretary

Gary Seaton
Print Name	Print Name

With a copy to (which shall not constitute notice):

Rimon, P.C.

1990 K Street, NW, Suite 420

Washington, DC 20006

Attn: Debbie A. Klis, Esq.

Email: deborrah.klis@rimonlaw.com

EDOC ACQUISITION CORP.	Address for Notice: 7612 Main Street Fishers, Suite 200, Victor, NY 14564

By:	/s/ Kevin Chen		Email: kevin.chen@edocmed.net
	Name:	Kevin Chen
	Title:	Chief Executive Officer

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn:  (212) 370-1300

Email: jyuan@egsllp.com

[PURCHASER SIGNATURE PAGES TO sECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Arena Investors, LP _____________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: Lawrence Cutler_______________________________________

Title of Authorized Signatory: Authorized Signatory____________________________________

Email Address of Authorized Signatory: lcutler@arenaco.com____________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Arena Investors, LP

405 Lexington Avenue, 59th Floor

New York, NY 10174

Address for Delivery of Securities to Purchaser (if not same as address for notice):

First Closing Subscription Amount: $2,000,000

First Closing Principal Amount: $2,222,222

First Closing Warrant Shares (subject to adjustment as set forth in the Warrant)

Second Closing Subscription Amount: $2,500,000

Second Closing Principal Amount: $2,777,777

Second Closing Warrant Shares (subject to adjustment as set forth in the Warrant)

Third Closing Subscription Amount: $2,500,000

Third Closing Principal Amount: $2,777,777

Third Closing Warrant Shares (subject to adjustment as set forth in the Warrant)

Exhibit A

Form of Debenture

See Attached

Exhibit B

Form of Warrant

See Attached